EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION made as of the seventeenth day of January, 1996, between ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, NATIONAL BANK OF ARIZONA ("NBA"), a national banking association having its head office in Tucson, Arizona, SOUTHERN ARIZONA BANCORP, INC. (the "Company"), an Arizona corporation having its principal office in Yuma, Arizona, and SOUTHERN ARIZONA BANK, an Arizona banking corporation having its head office in Yuma, Arizona (the "Bank")

                        W I T N E S S E T H   T H A T :

         WHEREAS, Zions Bancorp is a bank holding company and NBA is a national banking association and each of them desires to affiliate with the Company and its subsidiary, the Bank; and

         WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company, its shareholders, its customers, and the areas served by it to become affiliated with Zions Bancorp and NBA;

         WHEREAS, the Board of Directors of the Bank has determined that it would be in the best interests of the Bank, its customers, and the areas served by it to become affiliated with Zions Bancorp and NBA;

         WHEREAS, the respective Boards of Directors of the Company and Zions Bancorp have agreed to the merger (the "Holding Company Merger") of the Company with and into Zions Bancorp pursuant to the provisions of section 10-071 et seq. of the Arizona General Corporation Law and section 16-10a-1101 et seq. of the Utah Business Corporation Act;

         WHEREAS, the respective Boards of Directors of the Bank and NBA have agreed to the merger (the "Bank Merger") of the Bank with and into NBA pursuant to the provisions of section 215a of the National Bank Act (12 U.S.C. ss. 215a) and section 6-212 of the Arizona Revised Statutes; and

         WHEREAS, the parties intend that the transactions contemplated by the Holding Company Merger and the Bank Merger (collectively, the "Mergers") qualify as one or more tax-free reorganizations under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, the parties agree as follows:


1.       Combinations.

         1.1.  Form of Combinations.

               (a) Holding Company Combination. Zions Bancorp and the Company will execute a merger agreement (the "Holding Company Merger Agreement") substantially in the form of Exhibit I annexed hereto. Subject to the provisions of the Holding Company Merger Agreement, the Company will be merged with and into Zions Bancorp, and Zions Bancorp shall be the surviving corporation. The shares of common stock of the Company shall be immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 1.2(b) hereof.

               (b) Bank Combination. NBA and the Bank will execute a merger agreement (the "Bank Merger Agreement") substantially in the form of Exhibit II annexed hereto. Immediately following the effectiveness of the Holding Company Merger, and subject to the provisions of the Bank Merger Agreement, the Bank will be merged with and into NBA, under the charter and title of NBA, and NBA shall be the surviving association. The shares of common stock of the Bank shall be canceled.

         1.2.     Consideration for Holding Company Merger.

               (a)  Definitions.   For  the  purposes  of  this  Agreement,  the
following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein.

                  (i) Average Closing Price. The average (rounded to the nearest penny) of each Daily Sales Price of Zions Bancorp Stock for the twenty consecutive trading days ending on and including the fifth trading day preceding the effective date of the Holding Company Merger (the "Effective Date"). Notwithstanding the foregoing, (A) if the result of the calculation described in the previous sentence is less than $59.00, then the Average Closing Price shall be $59.00, and (B) if the result of the calculation described in the previous sentence is more than $72.00, then the Average Closing Price shall be $72.00.

                   (ii)    Benchmark Price. The sum of:

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                           (A)  $25,330,000.00;

                           (B) the consolidated net undistributed  income of the
Company during the period beginning on October 1, 1995 and ending on the close of business on the last day of the calendar month preceding the Effective Date, calculated in accordance with generally accepted accounting principles in a manner consistent with the Company Financial Statements (as defined in section
6.13 of this Agreement). For the purpose of calculating net undistributed income of the Company, any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, shall be excluded except as mutually agreed by the parties hereto. It is understood that the amount calculated under this section 1.2(a)(ii)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Benchmark Price as otherwise would be calculated under this section 1.2(a)(ii); and

                           (C) if the Effective Date does not occur on the first
day of a calendar month, an amount calculated by computing the daily average of the net undistributed income of the Company for the period and in the manner prescribed in section 1.2(a)(ii)(B) hereof and multiplying the result of such computation by the number of days elapsing during the period beginning on the first day of the month in which the Effective Date occurs and ending on the day immediately preceding the Effective Date. It is understood that the amount calculated under this section 1.2(a)(ii)(C) may be a negative number and that the effect of summing such a negative number would be a reduction in the Benchmark Price as otherwise would be calculated under this section 1.2(a)(ii).

                  (iii) Daily Sales Price. For any trading day, the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

                   (iv) Dissenting Shares. The shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with all applicable laws (the "Appraisal Laws").

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                  (v) Zions Bancorp Stock. The common stock of Zions Bancorp, no par value.

               (b) Form of Consideration. Subject to the terms, conditions and limitations set forth herein, upon surrender of his or her certificate or certificates in accordance with Section 1.1 hereof, each holder of shares of Company Common Stock shall be entitled to receive in the Holding Company Merger, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date:

                   (i) that number of shares of Zions Bancorp Stock calculated by dividing the Benchmark Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date, and

                   (ii) in the event that the average (rounded to the nearest penny) of each Daily Sales Price of Zions Bancorp Stock for the twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date (the "Unadjusted Average Price") shall be less than $59.00, that amount of cash (the "Cash Component") calculated by dividing the amount by which the Benchmark Price exceeds the product of the Unadjusted Average Price and the number of shares of Zions Bancorp Stock issuable under subsection (b)(i) of this section 1.2 by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date.

         1.3. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

         1.4. Dissenting Shares. Notwithstanding anything to the contrary herein, each Dissenting Share whose holder, as of the Effective Date, has not effectively withdrawn or lost his or her dissenters' rights under the Appraisal Laws, shall not be converted into or represent a right to receive Zions Bancorp Stock or Cash Component, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his or her Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from Zions Bancorp (but only

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

after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

         1.5. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock and, if applicable, Cash Component. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.6 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest), (iii) the cash value of any fractional shares determined in accordance with Section 1.3 hereof (without interest), and (iv) any Cash Component (without interest).

         1.6. Designation of Exchange Agent. The parties to this Agreement hereby designate Zions First National Bank, Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash in lieu of fractional shares and any Cash Component to be paid to holders of Company Common Stock in accordance with this Agreement.

         1.7.  Notice of Exchange.  Promptly  after the  Effective  Date,  Zions
Bancorp shall cause Zions Bank to mail to each holder of one or more certificates formerly representing Company Common Stock, except to such holders as shall have waived the notice required by this Section 1.7, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange for a certificate representing the appropriate number of shares of Zions Bancorp Stock and cash in lieu of any fractional share and any Cash Component. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company. Zions Bancorp shall cause Zions Bank to deliver certificates representing Zions Bancorp Stock and cash to such holders who comply with the terms and conditions of the notice of exchange.

         1.8. Employee Benefits. If any employee of the Company or the Bank becomes a participant in any employment benefit plan, practice, or policy of Zions Bancorp or NBA, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Date with the Company and the Bank for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of the Company or the Bank that continue in effect following the Effective Date.


2.       Effective Date.
         ---------------

         The Effective Date shall be the date to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Utah pursuant to section 16-10a-1105 of the Utah Business Corporation Act and the Secretary of State of the State of Arizona pursuant to section 10-074 of the Arizona General Corporation Law, which date shall be the latest of:

         2.1. Company Shareholder Approval. The date following the day upon which the shareholders of the Company approve, ratify, and confirm the transactions contemplated by this Agreement; or

         2.2. Bank Shareholder Approval. The date following the day upon which the shareholder of the Bank approves, ratifies, and confirms the transactions contemplated by this Agreement; or

         2.3. Federal Reserve Approval. The first to occur of (a) the date thirty days following the date of the order of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System (collectively, the "Board of Governors") approving the Holding Company Merger, or (b) if, pursuant to section 321(a) of the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse, or (c) the date ten days following the date on which the Board of Governors indicates its waiver of jurisdiction over the Holding Company Merger; or

         2.4. Comptroller Approval. The first to occur of (a) the date thirty days following the date of the order of the Comptroller of the Currency (the "Comptroller") approving the Bank Merger, or (b) if, pursuant to section 321(b) of the Riegle Act, the Comptroller shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

         2.5.      State Regulatory Approvals.
                   --------------------------

               (a) If such an order shall be required by law, the date ten days following the date of the order of the Commissioner of Financial Institutions of the State of Utah (the "Commissioner") approving the transactions contemplated by this Agreement; or

               (b) If such an order shall be required by law, the date ten days following the date of the order of the Superintendent of Banks of the State of Arizona (the "Superintendent") approving the transactions contemplated by this Agreement; or

         2.6. Other Regulatory Approvals. The date upon which any other material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval or consent has run; or

         2.7. Expiration of Stays. Ten days after any stay of the approvals of any of the Comptroller, the Board of Governors, the Commissioner, or the Superintendent of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

         2.8. Mutual Agreement. Such other date as shall be mutually agreed to by Zions Bancorp and the Company.


3.       Conditions Precedent to Performance of Obligations of the Parties.
         ------------------------------------------------------------------

         The obligations of Zions Bancorp and the Company to consummate the Holding Company Merger and the obligations of NBA and the Bank to consummate the Bank Merger shall be subject to the conditions that on or before the Effective
Date:

         3.1. Regulatory Approvals. Orders, consents, and approvals, in form and substance reasonably satisfactory to Zions Bancorp and the Company, shall have been entered by the requisite governmental authorities, granting the authority necessary for consummation of the transactions contemplated by this Agreement and the operation by Zions Bancorp of the business of the Company and by NBA of the business of the Bank and each of the branches of the Bank as branches of NBA, pursuant to the provisions of applicable law; and all other requirements prescribed by law or by the rules and regulations of any other regulatory authority having jurisdiction over such transactions shall have been satisfied.

         3.2.  Registration Statement.
               ----------------------

               (a) Effectiveness. The registration statement to be filed by Zions Bancorp with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") in connection with the registration of the shares of Zions Bancorp Stock to be used as consideration in connection with the Holding Company Merger (the "Registration Statement") shall have become effective under that Act, and Zions Bancorp shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue Zions Bancorp Stock in the Holding Company Merger.

               (b) Absence of Stop-Order. Neither the Registration Statement nor any such required permit, authorization or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

         3.3. Federal Income Taxation. The Company and the Bank shall have received, and Zions Bancorp shall have been furnished a copy of, a written opinion of O'Connor, Cavanagh, Anderson, Westover, Killingsworth & Beshears, P.A. or of McGladrey & Pullen, LLP or of another firm mutually agreeable to Zions Bancorp and the Company, applying existing law, that the reorganization contemplated by this Agreement shall qualify as one or more tax-free reorganizations under the Code and the regulations and rulings promulgated thereunder. Each of the Company and the Bank agrees to use its best efforts to solicit such opinion in good faith and in a timely manner.

         3.4. Absence of Litigation. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Mergers, or which might restrict the operation of the business of the Company or that of the Bank or the exercise of any rights with respect thereto or to subject any of the parties hereto or any of their directors or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their directors or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         3.5. Adverse Legislation. No legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that has rendered or will render consummation of any of the material transactions contemplated by this Agreement impossible, or that would materially and adversely affect the economic assumptions of the material transactions contemplated hereby or the business, operations, financial condition, properties or assets of the combined enterprise of Zions Bancorp and the Company or otherwise materially impair the value of the Company to Zions Bancorp.

         3.6. Employment and Competition Agreement. NBA and John E. Byrd shall have executed an employment and non-competition agreement substantially in form and substance as that set forth as Exhibit III attached hereto.


4.       Conditions Precedent to Performance of the Obligations of Zions
         ----------------------------------------------------------------
         Bancorp and NBA.
         ----------------

         The obligations of Zions Bancorp and NBA hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions Bancorp in writing:

         4.1.  Approval by Shareholders of the Company and the Bank.
               -----------------------------------------------------

               (a) The shareholders of the Company, acting at a meeting duly and properly called for such purpose pursuant to a proxy statement in form and substance reasonably satisfactory to Zions Bancorp and its counsel, shall have approved, ratified, and confirmed the Holding Company Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Company, in accordance with the applicable laws of the State of Arizona, and dis- senters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date by owners of not more than 6 percent of the outstanding shares of Company Common Stock.

               (b) The shareholders of the Bank shall have approved, ratified, and confirmed the Bank Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Bank, in accordance with the applicable laws of the State of Arizona.

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
         4.2.     Representations and Warranties; Performance of Obligations.
                  -----------------------------------------------------------

         All representations and warranties of the Company and the Bank contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of the Company and the Bank contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by the Company or the Bank on or prior to the Effective Date shall have been so performed or met. On the Effective Date, each of the Company and the Bank shall deliver to Zions Bancorp its certificate signed by its chairman, its president, and its chief financial officer to that effect. The delivery of such certificate shall in no way diminish the warranties, representations, covenants, and obligations of the Company or the Bank made in this Agreement.

         4.3. Opinion of Company Counsel. Zions Bancorp and NBA shall have received a favorable opinion from O'Connor, Cavanagh, Anderson, Westover, Killingsworth & Beshears, P.A., dated the Effective Date, substantially in form and substance as that set forth as Exhibit IV attached hereto.

         4.4. Opinion of Company Litigation Counsel. Zions Bancorp and NBA shall have received a favorable opinion dated the Effective Date, in form and substance reasonably satisfactory to its counsel, from litigation counsel to the Company and the Bank, whose identity shall be acceptable to Zions Bancorp. Such opinion shall state that except with respect to matters set forth in Schedule
4.4 to this Agreement or in a schedule to the opinion, the contents of the latter of which schedules shall be acceptable to Zions Bancorp in its sole discretion, (a) to the best of the knowledge of counsel, there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company or the Bank which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company or the Bank considered as one enterprise, or which might materially and adversely affect the properties or assets of the Company or the Bank considered as one enterprise or which might prevent, hinder, or delay the consummation of the transactions contemplated by this Agreement; and (b) to the best of the knowledge of counsel, all pending legal or governmental proceedings to which the Company or the Bank is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to its business are, considered in the aggregate, not material. If any matters are set forth in a schedule to the opinion, the opinion shall also state that the statements in that schedule regarding such matters fairly summarize the matters therein described.

         4.5. Delivery of Branch Authorizations. The Bank shall have delivered to Zions Bancorp originals or certified copies of all of its regulatory authorizations entitling the Bank to operate each of its branch offices, together with a certification by the Bank dated the Effective Date, signed by its chairman, its president, and its chief financial officer, certifying that such branch certificates have not been revoked or threatened to be revoked and that such certificates are in full force and effect.

         4.6.  No Adverse Developments.
               ------------------------

               (a) During the period from September 30, 1995 to the Effective Date, (i) there shall not have been any material adverse change in the financial position or results of operations of the Company or the Bank taken as a whole, nor in the financial position or results of operations of the Bank, nor shall the Company or the Bank have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; (ii) neither the Company nor the Bank shall have become a party to any litigation or been threatened to be made a party to any litigation which, in the judgment of Zions Bancorp, makes or would make either of the Mergers inadvisable or impracticable to Zions Bancorp or NBA; and (iii) none of the events described in clauses (a) through (f) of Section 6.16 of this Agreement shall have occurred, and each of the practices and conditions described in clauses (x) through (z) of that section shall have been maintained.

               (b) As of the Effective Date, the authorized capital stock and the status and characteristics of subscriptions, warrants, options, rights, convertible securities, similar arrangements and commitments in respect of capital stock, transfer restrictions, and stock reservations of the Company and the Bank and the status of shareholder agreements and other agreements, understandings, and commitments relating to the voting or disposition of capital stock of the Company and the Bank shall be as stated in section 6.9. As of the Effective Date, the Company shall hold of record and beneficially all of the capital stock of the Bank.

               (c) As of the Effective Date, other than liabilities incurred subsequent to September 30, 1995 either in the ordinary course of business or with the consent of Zions Bancorp, there shall be no liabilities of the Company or the Bank which were not reflected on the September 30, 1995 statement of condition of the Company.

               (d) Zions Bancorp shall have received a certificate of each of the Company and the Bank dated the Effective Date, signed by its chairman, its president, and its chief financial officer, certifying to the matters set forth in paragraphs (a), (b), and (c) of this section 4.6. The delivery of such certificate shall in no way diminish the warranties and representations of the Company or the Bank made in this Agreement.

         4.7. Consolidated Net Worth. On and as of the Effective Date, the consolidated net worth of the Company as determined in accordance with generally accepted accounting principles shall not be less than the consolidated net worth of the Company as of September 30, 1995 as determined in accordance with generally accepted accounting principles.

         4.8. Loan Loss Reserve Method. During the period from September 30, 1995 to the Effective Date, the Bank shall have continued to employ the loan loss reserve methodology which it employed at September 30, 1995 and shall have maintained an aggregate reserve for loan losses not less than that which it maintained at September 30, 1995.


5.       Conditions Precedent to Performance of Obligations of the Company
         -----------------------------------------------------------------
         and the Bank.
         -------------

         The obligations of the Company and the Bank hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Company in writing:

         5.1. Representations and Warranties; Performance of Obligations. All representations and warranties of Zions Bancorp and NBA contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions Bancorp and NBA contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by Zions Bancorp and NBA on or prior to the Effective Date shall have been so performed or met.

On the Effective Date, each of Zions Bancorp and NBA shall deliver to the Company its certificate signed by either its Chairman of the Board or its President to that effect. The delivery of such certificate shall in no way diminish the warranties, representations, covenants, and obligations of Zions Bancorp or NBA made in this Agreement.

         5.2. Opinion of Zions Bancorp Counsel. The Company and the Bank shall have received a favorable opinion of Metzger, Hollis, Gordon & Mortimer, dated the Effective Date, substantially in form and substance as that set forth as
Exhibit V attached hereto.

         5.3. No Adverse Developments. During the period from September 30, 1995 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Zions Bancorp nor shall Zions Bancorp have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and the Company shall have received a certificate of Zions Bancorp dated the Effective Date, signed by either its Chairman of the Board or its President, to the foregoing effect. The delivery of such certificate shall in no way diminish the warranties and representations of Zions Bancorp or those of NBA made in this Agreement.

         5.4. Status of Zions Bancorp Stock. Zions Bancorp Stock, including the Zions Bancorp Stock to be issued in the Holding Company Merger, shall be quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System (or else shall become listed on the New York Stock Exchange or the American Stock Exchange).

         5.5. Receipt of Fairness Opinion. The Company shall have received a favorable opinion from M-One, Inc. with respect to the fairness of the terms of the Holding Company Merger to the shareholders of the Company from a financial point of view (the "Fairness Opinion").


6.       Representations and Warranties of the Company and the Bank.
         -----------------------------------------------------------

         The Company and the Bank (collectively the "Warrantors" and each individually a "Warrantor") jointly and severally represent and warrant to Zions Bancorp and NBA as follows:

         6.1. Organization, Powers, and Qualification. The Warrantor is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease the properties used in its business, and to carry on its business as now conducted. The Warrantor owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect the operation and properties of the Warrantor in any material respect. The Warrantor is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in liability exceeding $25,000 or adversely affect the operation and properties of the Warrantor in an amount exceeding $25,000.

         6.2. Execution and Performance of Agreement. The Warrantor has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         6.3.  Absence of Violations.
               ---------------------

               (a) The Warrantor is not in violation of its charter documents or bylaws, or of any applicable federal, state, or local law or ordinance or any order, rule, or regulation of any federal, state, local, or other governmental agency or body, in any material respect, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults might have a materially adverse effect on the business, properties, liabilities, financial position, results of operations, or prospects of the Warrantor; and the Warrantor has not received any claim or notice of violation with respect thereto.

               (b) Neither the Warrantor nor any member of its management is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the Federal Deposit Insurance Corporation (the "FDIC"), any other banking or securities authority of the United States or the State of Utah or the State of Arizona, or any other regulatory agency that relates to the conduct of the business of the Warrantor or its assets. Except as previously disclosed to Zions Bancorp in writing, no such agreement, memorandum, order, condition, or decree is pending or threatened.

               (c) The Warrantor has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and with all other laws applicable to the operations of the Warrantor and the regulations adopted under each of those laws, so that transactions are executed and assets are maintained in accordance with such laws and regulations. The policies and practices of the Warrantor with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to management of the Warrantor.

         6.4. Compliance with Agreements. The Warrantor is not in violation of any material term of any material security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate. The capital ratios of the Warrantor comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

         6.5. Binding Obligations; Due Authorization. Subject to the approval of its shareholders, this Agreement constitutes valid, legal, and binding obligations of the Warrantor, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of the Warrantor. Subject to approval by the shareholders of the Warrantor of this Agreement, no other corporate proceedings on the part of the Warrantor are necessary to authorize the execution and delivery of this Agreement or the carrying out of the transactions contemplated hereby.

         6.6. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of the Warrantor. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of the Warrantor pursuant to any material agreement or instrument under which the Warrantor is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of the Warrantor in respect of which it is an obligor; (b) if the Holding Company Merger is approved by the Board of Governors under the Bank
Holding Company Act of 1956, as amended (the "BHC Act") or if the Board of Governors waives jurisdiction under that act, and if the Bank Merger is approved by the Comptroller, and if the transactions contemplated by this Agreement are approved by the Commissioner and the Superintendent, violate any law, statute, rule, or regulation of any government or agency to which the Warrantor is subject and which is material to its operations; or (c) violate any judgment, order, writ, injunction, decree, or ruling to which the Warrantor or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the Comptroller, the Commissioner, and the Superintendent.

         6.7.  Compliance with BHC Act.
               ------------------------

               (a) The Company is registered as a bank holding company under the BHC Act. All of the activities and investments of the Company conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

               (b) No corporation or other entity, other than the Company, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over the Bank or over any company that directly or indirectly has control over the Bank.

         6.8.  Subsidiaries.
               -------------

               (a) Other than (with respect to the Company) the Bank, which is a direct, wholly owned subsidiary of the Company, neither of the Warrantors has any subsidiaries or directly or indirectly owns, controls, or holds with the power to vote any shares of the capital stock of any company (except shares held by the Bank for the account of others in a fiduciary or custodial capacity in the ordinary course of its business and shares lawfully acquired by the Bank in satisfaction of a debt previously contracted in good faith). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of the Bank, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of the Bank. Other than entities whose shares were lawfully acquired by the Bank in satisfaction of a debt previously contracted in good faith, there are no other direct or indirect subsidiaries of the Company or the Bank which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of the Company or the financial statements of the Bank prepared in accordance with generally accepted accounting principles.

               (b) Neither the Bank nor the Company has a direct or indirect equity or ownership interest which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including, without limitation, corporations, partnerships, and joint ventures).

         6.9.  Capital Structure.

               (a) The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock, no par value, of which, as of the date of this Agreement, 1,266,362 shares have been duly issued and are validly outstanding, fully paid, and held by approximately 514 shareholders of record; no shares of Company Common Stock are held by the Company as treasury shares. The aforementioned shares of Company Common Stock are the only voting securities of the Company authorized, issued, or outstanding as of such date; and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Company are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Company. None of the Company Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Company.

               (b) The authorized capital stock of the Bank consists of 1,149,898 shares of Bank Common Stock, no par value, of which, as of the date of this Agreement, 1,149,898 shares have been duly issued and are validly outstanding, fully paid, and all of which are held of record and beneficially by the Company. The aforementioned shares of Bank Common Stock are the only voting securities of the Bank authorized, issued, or outstanding as of such date; and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Bank are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Bank. None of the

Bank Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Bank.

               (c) None of the shares of Company Common Stock or Bank Common Stock has been issued in violation of the preemptive rights of any shareholder.

               (d) As of the date hereof, to the best of the knowledge of the Warrantor, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either Warrantor to vote or to dispose of his, her or its shares of capital stock of that Warrantor.

               (e) The Company has issued $2,500,000 principal amount of 8.75% Senior Notes Due July 1, 2000 (the "Notes"), all of which as of the date of this Agreement are outstanding and held by approximately 62 holders of record. The Notes are the only nonvoting securities of the Company authorized, issued, or outstanding as of such date. The Notes may be prepaid at the election of the Company as of the date of this Agreement at 102 percent of principal amount, and after July 1, 1996 at no more than 101 percent of principal amount, provided that accrued interest must also be paid at time of prepayment. The Company is not and has never been in violation of any material affirmative or negative covenant contained in the Note and Agency Agreement governing the Notes, and no Event of Default under the Note and Agency Agreement has occurred or is continuing.

         6.10. Articles of Incorporation, Bylaws, and Minute Books. The copies of the articles of incorporation and all amendments thereto and of the bylaws, as amended, of the Warrantor that have been made available for inspection by Zions Bancorp are true, correct, and complete copies thereof. The minute books of the Warrantor which have been made or will, no later than ten business days after the date hereof, be made available for inspection by Zions Bancorp until the Effective Date contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of the Warrantor since its inception. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of the Warrantor and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of the Warrantor.

         6.11. Books and Records. The books and records of the Warrantor fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The Warrantor follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. The Warrantor has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. The Warrantor has filed all material reports and returns required by any law or regulation to be filed by it.

         6.12. Regulatory Approvals and Filings, Contracts, Commitments, etc. The Company has made or will, no later than ten business days after the date hereof, make available for inspection by Zions Bancorp until the Effective Date originals or copies of the following documents relating to the Company and the
Bank:

               (a) All regulatory approvals received since January 1, 1989, of the Company and the Bank relating to all bank and nonbank acquisitions or the establishment of de novo operations;

               (b) All employment contracts, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of the Company or the Bank, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such plans;

               (c) All material contracts, agreements, leases, mortgages, and commitments, except those entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound; or, if any of the same be oral, written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

               (d) All material contracts, agreements, leases, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby, or, if any of the same be oral, written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

               (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which the Company or the Bank operates its businesses or is authorized to operate its businesses, or with respect to which the Company or the Bank has any application pending for authorization to operate its businesses;

               (f) Any pending application, including any documents or materials related thereto, which has been filed by the Company or the Bank with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

               (g) All federal and state tax returns filed by the Company or the Bank for the years 1988 through 1994, a copy of the most recent audit examination of each of the Company and the Bank by the Internal Revenue Service ("IRS"), if any, a copy of the most recent state revenue agency examination, if any, of each of the Company and the Bank, and all tax rulings with respect to the Company or the Bank received from the IRS since January 1, 1987.

         6.13. Financial Statements. The Company has furnished to Zions Bancorp its consolidated statement of condition as of each of December 31, 1992, December 31, 1993, December 31, 1994, and September 30, 1995, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Company Financial Statements"). All of the Company Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, and
(b) are in accordance with the books and records of the Company which have been maintained in accordance with generally accepted accounting principles or the requirements of financial institution regulatory authorities, as the case may be, and (c) fairly and accurately reflect the consolidated financial position of the Company as of such dates, and the consolidated results of operations of the Company for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, adequate provision for, or reserves against, the possible loan losses of the Company as of such dates.

         6.14.  Call Reports; Bank Holding Company Reports.
                ------------------------------------------

               (a) The Bank has furnished to Zions Bancorp its Consolidated Reports of Condition and Consolidated Reports of Income for the calendar quarters dated March 31, 1994 and thereafter. All of such Consolidated Reports of Condition and Consolidated Reports of Income, including the related schedules and memorandum items, were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved.

               (b) No adjustments are required to be made to the equity capital account of the Bank as reported on any of the Consolidated Reports of Condition referred to in Subsection 6.14(a) hereof, in any material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with generally accepted accounting principles.

               (c) The Company has furnished to Zions Bancorp the annual report on Form FR Y-6 as filed with the Board of Governors as of December 31, 1994 on behalf of the Company.

         6.15. Absence of Undisclosed Liabilities. At September 30, 1995, the Company had no obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or that when combined with all similar obligations or liabilities would have been material, to the Company, except (a) as disclosed in the Company Financial Statements, or (b) as set forth on Schedule 6.15 hereof, or (c) for unfunded loan commitments made by the Company or the Bank in the ordinary course of its business consistent with past practice; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to September 30, 1995 or from any action omitted to be taken during such period that could reasonably be expected to result in any such material obligation or liability, except as disclosed or provided for in the Company Financial Statements. The amounts set up as current liabilities for taxes in the Company Financial Statements are sufficient for the payment of all taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at September 30, 1995. Since September 30, 1995, neither the Company nor the Bank has incurred or paid any obligation or liability that would be material (on a consolidated basis) to the Company, except (x) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (y) as set forth on Schedule 6.15 hereof, or (z) as expressly contemplated herein.

         6.16. Absence of Certain Developments. Since September 30, 1995, there has been (a) no material adverse change in the condition, financial or otherwise, or, taken as a whole, to the assets, properties, liabilities, or businesses of the Company or the Bank; (b) no material deterioration in the quality of the loan portfolio of the Bank or of any major component thereof, and no material increase in the level of nonperforming assets or non-accrual loans at the Bank or in the level of its provision for credit losses or its reserve for possible credit losses; (c) no declaration, setting aside, or payment by the Company or the Bank of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of the Company or the Bank, other than customary cash dividends paid by the Bank whose amounts have not exceeded past practice and the intervals between which dividends have not been more frequent than past practice; (d) no repurchase by the Company of any of its capital stock; (e) no material loss, destruction, or damage to any material property of the Company or the Bank, which loss, destruction, or damage is not covered by insurance; and (f) no material acquisition or disposition of any asset, nor any material contract outside the ordinary course of business entered into by the Company or the Bank nor any substantial amendment or termination of any material contract outside the ordinary course of business to which the Company or the Bank is a party, nor any other transaction by the Company or the Bank involving an amount in excess of $50,000 other than for fair value in the ordinary course of its business. Since September 30, 1995, (x) the Warrantor has conducted its business only in the ordinary course of such business and consistent with past practice; (y) the Company, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at September 30, 1995; and (z) the Company, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 1993 and 1994 and the first nine months of 1995, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent.

         6.17. Reserve for Possible Credit Losses. The Company's consolidated reserve for possible credit losses as of September 30, 1995 was adequate to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of the Company, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management periodically reevaluates the adequacy of such reserve based on portfolio performance, current economic conditions, and other factors.

         6.18.  Tax Matters.
                ------------

               (a) All  federal,  state,  local,  and  foreign  tax  returns and
reports   (including,   without   limitation,   all  income  tax,   unemployment
compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by or on behalf of the Warrantor have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1994, and all returns filed are complete and accurate to the best of the knowledge of the Warrantor and properly reflect the taxes of the Warrantor for the periods covered thereby. All taxes shown on filed returns have been paid. As of the date hereof, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any taxes that might result in a determination adverse to the Warrantor, except as reserved against in the Company Financial Statements. All federal, state, and local taxes, assessments, interest, additions, deficiencies, fees, penalties, and other governmental charges or impositions due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

               (b) The Warrantor has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (c) To the extent any federal, state, local, or foreign taxes are due from the Warrantor for the period or periods beginning January 1, 1995 or thereafter through and including the Effective Date, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of the Company prepared before the Effective Date.

               (d) Deferred taxes of the Warrantor have been provided for in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

               (e) The Bank's deduction for bad debts taken and the reserve for loan losses for federal income tax purposes at September 30, 1995, were not greater than the maximum amount permitted under the provisions of section 585 of the Code.

               (f) Other than liens arising under the laws of the State of Arizona with respect to taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of the Company or any of its subsidiaries.

               (g) The Company and the Bank have timely filed all information returns required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code and have  exercised  due  diligence  in  obtaining  certified  taxpayer
identification   numbers  as  required  pursuant  to  Treasury  Regulations  ss.
35a.9999.

               (h) The taxable year end of the Company for federal income tax purposes is, and since the inception of the Company has continuously been, December 31.

         6.19. Consolidated Net Worth. The consolidated net worth of the Company on the date of this Agreement, as determined in accordance with generally accepted accounting principles, is not less than the consolidated net worth of the Company as of September 30, 1995 as determined in accordance with generally accepted accounting principles.

         6.20. Examinations. To the extent consistent with law, each of the Company and the Bank has heretofore disclosed to Zions Bancorp relevant information contained in its most recent Report of Examination issued by the Board of Governors or the FDIC, as the case may be. Such information so disclosed consists of all material information with respect to the financial condition of the Warrantor included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

         6.21. Reports. Since January 1, 1991, the Warrantor has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which the Warrantor was required to effect or file with (a) the Board of Governors, (b) the FDIC, (c) the United States Department of the Treasury, (d) the Superintendent, and (e) any other governmental or regulatory authority or agency having jurisdiction over the operations of the Warrantor. None of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, contains any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

         6.22. FIRA Compliance and Other Transactions with Affiliates. To the best of the knowledge of the Warrantor:

               (a) none of the officers, directors, or beneficial holders of 5 percent or more of the common stock of the Warrantor and no person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by the Warrantor, has any ongoing material transaction with the Warrantor or any other Warrantor on the date of this Agreement;

               (b) none of such officers, directors, holders, or other persons has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with the Warrantor or any other Warrantor not in the ordinary course of business; and

               (c) any other extensions of credit by the Warrantor to such officers, directors, and other persons have heretofore been disclosed in writing by the Warrantor to Zions Bancorp.

         6.23. SEC Registered Securities. No equity or debt securities of the Company or the Bank are registered or required to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         6.24. Legal Proceedings. Except as disclosed in the Company Financial Statements, there is no claim, action, suit, arbitration, investigation, or other proceeding pending before any court, governmental agency, authority or commission, arbitrator, or "impartial mediator" (of which the Company or any of its subsidiaries has been served with process or otherwise been given notice) or, to the best of the knowledge of the Warrantor, threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a material adverse effect (financial or otherwise) on the business, operating results, or financial condition of the Company or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

         6.25. Absence of Governmental Proceedings. The Warrantor is not a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of its knowledge, no such proceeding is threatened.

         6.26. Federal Deposit Insurance. The deposits held by the Bank are insured within statutory limits by the Bank Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C. ss. 1811 et seq.), and the Bank has paid all assessments and filed all related reports and statements required under the Federal Deposit Insurance Act. None of the deposits of the Bank are insured by the Savings Association Insurance Fund of the FDIC.

         6.27. Other Insurance. The Warrantor carries insurance with reputable insurers, including blanket bond coverage, in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. The Warrantor is not in default with respect to any such policy which is material to the Company.

         6.28. Flood Hazards. The financial statements of the Bank reflect adequate provision for, or reserves against, contingencies relating to the risk of flooding within its lending area. The Bank is in material compliance with
Part 339 of the rules and regulations of the FDIC ("Loans in Areas Having Special Flood Hazards").

         6.29. Labor Matters. The Warrantor is not a party to or bound by any collective bargaining contracts with respect to any employees of the Warrantor. Since January 1, 1985, there has not been, nor to the best of the knowledge of the Warrantor was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against the Warrantor or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. As of the date hereof, the Warrantor is not aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

         6.30.  Employee Benefit Plans.
                -----------------------

               (a) Schedule 6.30 hereto contains a list and brief descriptions of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, or profit-sharing plans, any employment, deferred compensation, consultant, bonus, or collective bargaining agreement, or group insurance contract or any other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, and arrangements or employee benefit plans or agreements sponsored, maintained, or contributed to by the Warrantor for the employees or former employees of the Warrantor. The Company has previously made available and will continue to make available to Zions Bancorp for its inspection until the Effective Date true, complete, and accurate copies of all plans and arrangements listed on Schedule 6.30, together with (i) the most recent actuarial and financial report prepared with respect to any such plans which constitute "qualified plans" under section 401(a) of the Code, and (ii) the most recent annual reports, if any, filed with any government agency and all IRS rulings and determination letters and any open requests for such rulings and letters that pertain to any such plan.

               (b) Except for liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, and except for liabilities to the IRS under section 4971 of the Code, all of which have been fully paid, the Warrantor has no liability with respect to any pension plan qualified under section 401 of the Code. The Warrantor does not sponsor or maintain any defined benefit plan and has never sponsored or maintained any defined benefit plan.

               (c) All "employee benefit plans," as defined in section 3(3) of ERISA, that cover one or more employees employed by the Warrantor (each individually a "Plan" and collectively the "Plans"), comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. As of September 30, 1995, the Warrantor had no material liability under any Plan which is not reflected on the Company Financial Statements as of such date (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). Neither the Plans, the Warrantor nor any trustee or administrator of the Plans has ever engaged in a "prohibited transaction" with respect to the Plans within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code for which no exemption is applicable, nor have there been any "reportable events" within section 4043 of ERISA for which the thirty-day notice therefor has not been waived. The Warrantor has not incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan.

               (d) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in Subsection (a) of this section, where the Warrantor may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any person or group of persons with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

         6.31. Employee Relations. As of the date hereof, the Warrantor is, to the best of its knowledge, in compliance in all material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and the Warrantor is not engaged in any unfair labor practice. As of the date hereof, no dispute exists between the Warrantor, and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of the Warrantor.

         6.32. Fiduciary Activities. The Bank is duly qualified and registered and in good standing in accordance with the laws of each jurisdiction in which it is required to so qualify or register as a result of or in connection with its fiduciary or custodial activities as conducted as of the date hereof. The Bank is duly registered under and in compliance with all requirements of the federal Investment Advisers Act of 1940 as amended, or is exempt from registration thereunder and from compliance with the requirements thereof. Since January 1, 1992, the Bank has conducted, and currently is conducting, all fiduciary and custodial activities in all material respects in accordance with all applicable law.

         6.33.  Environmental Liability.
                -----------------------

               (a) The Warrantor is not in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree pertaining to environmental matters ("Environmental Laws").

               (b) Neither the Warrantor nor, with respect to any real property at any time held as collateral for any outstanding loan by the Warrantor (collectively, the "Collateral Real Estate") and to the knowledge of the Warrantor, any borrower of the Warrantor has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has the Warrantor or, with respect to any Collateral Real Estate and to the knowledge of the Warrantor, any borrower of the Warrantor received any notification that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances, as defined by 42 U.S.C. ss. 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

               (c) No portion of any real property at any time owned or leased by the Warrantor (collectively, the "Warrantor Real Estate") has been used by the Warrantor for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Laws and, to the best of the knowledge of the Warrantor, no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Warrantor Real Estate. In the course of its activities, the Warrantor has not generated and is not generating any hazardous waste on any of the Warrantor Real Estate in a manner which violates any Environmental Laws. There has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by the Warrantor on, upon, or into any of the Warrantor Real Estate. In addition, to the best of the knowledge of the Warrantor, there have been no such Releases on, upon, or into any real property in the vicinity of any of the Warrantor Real Estate that, through soil or groundwater contamination, may be located on any of such Warrantor Real Estate.

               (d) With respect to any Collateral Real Estate, the Warrantor has not at any time received notice from any borrower thereof or third party and has no knowledge that such borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by such borrower on, upon, or into any of the Collateral Real Estate, or that there has been any Release on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

               (e) As used in this Section 6.33, the term "Warrantor" includes the applicable Warrantor and any partnership or joint venture in which it has an interest, except that neither the "knowledge" nor the "best of the knowledge" of a Warrantor shall be deemed by virtue of this section 6.33(e) to include the knowledge of any partner or joint venturer of a Warrantor.

         6.34. Intangible Property. To the best of its knowledge, the Warrantor owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the best of the knowledge of the Warrantor, no material product or service offered and no material trademark, service mark, or similar right used by the Warrantor (a) invades the interest of any person in reputation (such as by libel or slander) or privacy; (b) interferes with the contractual relations or prospective business advantages of any person; (c) adversely affects the interest of any person in freedom from unjustifiable litigation (such as by malicious prosecution, abuse of process or other wrongful civil proceeding); or (d) infringes the trademark, trade name, fictitious name, service mark, patent or copyright rights of any person; and, as of the date hereof, the Warrantor has not received any written or oral notice of any claim of such invasion, interference, adverse effect, or infringement.

         6.35. Real and Personal Property. Except for property and assets disposed of in the ordinary course of business, the

Warrantor possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance which would materially interfere with the business or operations of the Warrantor, its real and personal property and other assets, including without limitation those properties and assets reflected in the Company Financial Statements as of September 30, 1995, or acquired by the Warrantor subsequent to the date thereof. The leases pursuant to which the Warrantor leases real or personal property are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a default. The real and personal property leased by the Warrantor is free from any adverse claim which would materially interfere with the business or operation of the Company taken as a whole. The material properties and equipment owned or leased by the Warrantor are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of the normal operations of the Warrantor.

         6.36. Loans, Leases, and Discounts. To the best of the knowledge of the Warrantor, each loan, lease, and discount reflected as an asset of the Company in the Company Financial Statements as of September 30, 1995, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $50,000 is subject to any asserted defense, offset, or counterclaim known to the Warrantor.

         6.37. Material Contracts. Neither the Warrantor nor any of the assets, businesses, or operations of the Warrantor is as of the date hereof a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 6.37 hereof, and (b) agreements, arrangements, or commitments entered into in the ordinary course of its business consistent with past practice, or, if there has been no past practice, consistent with prudent banking practices.

         6.38.  Employment and Severance Arrangements.
                --------------------------------------

               (a) Except as set forth on Schedule 6.30 with respect to John E. Byrd, it is not the policy and has never been the practice of the Warrantor to grant any of its officers, directors, consultants, or other management officials or any officer, director, consultant, or management official of any other Warrantor employment contracts providing for increased or accelerated compensation in the event of a change of control with respect to the Warrantor or any other event affecting the ownership, control, or management of the Warrantor.

               (b) Except as set forth on Schedule 6.30 with respect to John E. Byrd and William R. Esmeier, there are no employment or severance contracts, agreements, or arrangements between the Warrantor or any other Warrantor and any officer, director, consultant, or other management official.

         6.39. Material Contract Defaults. All contracts, agreements, leases, mortgages, or commitments referred to in Section 6.12(c) hereof are valid and in full force and effect on the date hereof. The Warrantor is not in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         6.40. Capital Expenditures. The Warrantor has no outstanding commitments in the nature of capital expenditures which in the aggregate exceed $25,000 except as set forth in the Company Financial Statements as of September 30, 1995 and the period then ended or as set forth on Schedule 6.40.

         6.41. Repurchase Agreements. With respect to all agreements pursuant to which the Warrantor has purchased securities subject to an agreement to resell, the Warrantor has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         6.42. Dividends. The Warrantor has not paid any dividend to its shareholders which caused the regulatory capital of the Warrantor to be less than the amount then required by applicable law, or which exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

         6.43.  Interest Rate Risk Management Instruments.
                ------------------------------------------

               (a) Schedule 6.43 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which the Warrantor is a party or by which any of its properties or assets may be bound.

               (b) All interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which the Warrantor is a party or by which any of its properties or assets may be bound were entered into in the ordinary course of its business and, to the best of its knowledge, in accordance with prudent banking practice and applicable rules, regulations, and regulatory policies and with counterparties believed to be financially
responsible  at  the  time  and  are  legal,   valid,  and  binding  obligations
enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Warrantor has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and to the best of its knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         6.44.  Brokers and Advisers.  Except as set forth on Schedule 6.44,
                --------------------

               (a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Warrantor in connection with the transactions contemplated by this Agreement or, except as entered into in the ordinary course of business, based upon any agreement or arrangement made by or on behalf of the Warrantor or any other Warrantor; and

               (b) except with respect to the receipt of the Fairness Opinion, the Warrantor has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

         6.45. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by the Warrantor hereunder or in connection with this Agreement or any of the transactions contemplated hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Warrantor (except facts common to financial institutions in the United States which are known generally within the U.S. banking community) which reasonably might materially adversely affect the business, assets, liabilities, financial condition, results of operations, or prospects of the Warrantor which has not been disclosed in the Company Financial Statements, Schedule 6.45, or a certificate delivered to Zions Bancorp by the Warrantor. Copies of all documents referred to in this Agreement, unless prepared solely by Zions Bancorp or NBA or solely by Zions Bancorp and NBA and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

         6.46. Regulatory and Other Approvals. As of the date hereof, the Warrantor is not aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (a) consummation of the transactions contemplated by this Agreement, and (b) the continuation by the Warrantor after the Effective Date of the business of the Warrantor as such business is carried on immediately prior to the Effective Date, free of any conditions or requirements which, in the reasonable opinion of the Warrantor, could have a material adverse effect upon the business, operations, activities, earnings, or prospects of the Company. As of the date hereof, the Warrantor is not aware of any reason why all material consents and approvals shall not be procured from all other persons whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation by the Warrantor after the Effective Date of the business of the Warrantor as such business is carried on immediately prior to the Effective Date.


7.       Covenants of the Company and the Bank.
         -------------------------------------

         The Company and the Bank hereby jointly and severally covenant and agree as follows:

         7.1. Rights of Access. In addition to and not in limitation of any other rights of access provided to Zions Bancorp and NBA herein, until the Effective Date the Company and the Bank will give to Zions Bancorp and to its representatives, including its certified public accountants, KPMG Peat Marwick, full access during normal business hours to all of the property, documents, contracts, books, and records of the Company and the Bank, and such information with respect to their business affairs and properties as Zions Bancorp from time to time may reasonably request.

         7.2.  Corporate Records, Contracts, etc.
               ----------------------------------

               (a) The Company and the Bank will make available for inspection by Zions Bancorp copies of the articles of incorporation and bylaws of the Company and the Bank, and will make available for inspection by Zions Bancorp minute books of the Company and the Bank, all of which shall be certified to be complete and true copies.

               (b) The Company and the Bank will make available for inspection by Zions Bancorp copies of all contracts or agreements involving amounts in excess of $25,000 to which the Company or the Bank is a party, including but not limited to data processing contracts, service contracts, contracts to purchase or lease real property or equipment, guaranties, employment contracts, and insurance contracts pertaining to fire, accident, indemnity, fidelity, health, life, hospitalization, or other employee benefits.

               (c) The Company and the Bank will furnish to Zions Bancorp the following information with respect to properties owned by the Company and the
Bank: (i) a brief description and location of each parcel of real property owned by the Company or the Bank and (ii) a brief description of personal property covered by lease or other rental arrangements to which the Company or the Bank is a party, if the applicable personal property has a fair value of $10,000 or more or if the term of the lease or other rental arrangement exceeds one year, including a copy of the relevant leases.

         7.3. Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials.

               (a) Each of the Company and the Bank shall continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between October 1, 1995 and the Effective Date which it customarily prepared during the period between January 1, 1993 and September 30, 1995 and shall promptly provide Zions Bancorp with copies of all such financial statements and reports. Such financial statements and reports shall be verified by the chief financial officer of the reporting entity. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved (except that Consolidated

Reports of Condition and Consolidated Reports of Income required to be filed by the Bank under federal law may be prepared in accordance with the official instructions applicable thereto at the time of filing).

               (b) Each of the Company and the Bank shall promptly provide Zions Bancorp with (i) copies of all of its periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Date, and (ii) complete copies of all minutes of meetings of its board of directors and its shareholders which meetings take place between the date of this Agreement and the Effective Date, certified by the secretary or cashier or an assistant secretary or assistant cashier of the Company or the Bank, as the case may be. Notwithstanding the previous sentence, the Company and the Bank may withhold from Zions Bancorp copies of internal studies, surveys, analyses, and reports that were prepared by or for any officers or directors for the purpose of evaluating or analyzing the transactions contemplated by this Agreement.

         7.4. Extraordinary Transactions. Without the prior written consent of Zions Bancorp, neither the Company nor the Bank shall, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of customary periodic cash dividends paid by the Bank to holders of its common stock at such intervals and in such amounts as are in every case consistent with the amounts and intervals characteristic of the Bank; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue, or make any distribution of its capital stock or any other securities, or grant any options to acquire such additional securities; (c) merge into, consolidate with, or sell its assets to any other person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or engage in any discussions concerning such a possible transaction except as explicitly contemplated herein; (d) convert the charter or form of entity of the Bank from that of an Arizona banking corporation to any other charter or form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock;
(f) incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course of its business; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) except for increases in the ordinary course of business in accordance with past practices which together with all other compensation rate increases do not exceed 4 percent per annum of the aggregate payroll as of October 1, 1995, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (i) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; nor (j) enter into any employment or personal services contract with any person, including without limitation any contract, agreement, or arrangement described in Section 6.38(a) hereof, except directly to facilitate the transactions contemplated by this Agreement.

         7.5. Preservation of Business. Each of the Company and the Bank (a) will carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) will maintain the ratio of its loans to its deposits at approximately the same level as existed at September 30, 1995, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by the Company and the Bank; (c) will manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as in 1993 and 1994 and the first nine months of 1995, and will take no action to change the percentage which the aggregate investment portfolio of the Company or the Bank bears to the total assets of the Company or the Bank, as the case may be, or to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent; (d) will continue in effect its present insurance coverage on all properties, assets, business, and personnel;
(e) will use its best efforts to preserve its business organization intact; except as otherwise consented to by Zions Bancorp, will use its best efforts to keep available its present employees; and will use its best efforts to preserve its present relationships with customers and others having business dealings with it; (f) in accordance with the ordinary course of business and consistent with good banking and business practices, will not do anything nor will it fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (g) will not amend its articles of incorporation or bylaws or permit any of its subsidiaries to amend its articles of incorporation or bylaws.

         7.6. Comfort Letter. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the proxy materials, and at the Effective Date, the Company shall furnish Zions Bancorp with a letter from McGladrey & Pullen, LLP, in form and substance reasonably acceptable to Zions Bancorp, stating that (a) they are independent accountants with respect to the Company and the Bank within the meaning of the 1933 Act and the published rules and regulations thereunder, (b) in their opinion the consolidated financial statements of the Company included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, and (c) a reading of the Company's compiled consolidated financial statements and the Bank's audited financial statements and the latest available unaudited consolidated financial statements of the Company and financial statements of the Bank and inquiries of certain officials of the Company and the Bank responsible for financial and accounting matters as to transactions and events since December 31, 1994 did not cause them to believe that (i) the Company's compiled consolidated financial statements and such latest available consolidated financial statements are not stated on a basis consistent with that followed in the Company's compiled consolidated financial statements; (ii) the Bank's audited consolidated financial statements and such latest available unaudited consolidated financial statements are not stated on a basis consistent with that followed in the Bank's audited consolidated financial statements; (iii) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Company's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Company as compared with the respective amounts shown in the most recent Company compiled consolidated financial statements; or
(iv) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Bank's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Bank as compared with the respective amounts shown in the most recent Bank audited consolidated financial statements. The letter shall also cover such other matters pertaining to the Company's and the Bank's financial data and statistical information included in the Registration Statement as may reasonably be requested by Zions Bancorp.

         7.7. Affiliates' Agreements. The Company will furnish to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be

"affiliates" of the Company within the meaning of Rule 145 under the 1933 Act. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of Company Common Stock or Bank Common Stock beneficially owned by such person, or the shares of Zions Bancorp Stock to be received by such person in the Holding Company Merger or the Bank Merger, or any other shares of Zions Bancorp Stock held by such person, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

         7.8.  Inconsistent Activities.
               ------------------------

               (a) Subject to subsection (b) of this section 7.8, unless and until the Mergers have been consummated or this Agreement has been terminated in accordance with its terms, the Company and the Bank will not (i) solicit or encourage, directly or indirectly, any inquiries or proposals (each an "Alternative Proposal") to acquire more than 1 percent of the Company Common Stock or any capital stock of the Bank or any significant portion of its or the Bank's assets (whether by tender offer, merger, purchase of assets or other transactions of any type) (each an "Alternative Transaction"); (ii) afford any third party which may be considering any Alternative Proposal or Alternative Transaction access to its or the Bank's properties, books or records except as required by mandatory provisions of law; (iii) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any Alternative Transaction; or (iv) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If the Company or the Bank becomes aware of any Alternative Proposal or of any other matter which could adversely affect this Agreement or the Mergers or either of them, the Company and the Bank shall immediately give notice thereof to Zions Bancorp.

               (b) Nothing contained in subsection (a) of this section 7.8 shall prohibit the board of directors of the Company from furnishing information to or entering into discussions or negotiations with any person that makes an unsolicited bona fide Alternative Proposal if, and only to the extent that, (i) the board of directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides written notice to Zions Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, and (iii) the Company keeps Zions Bancorp informed of the status and all material information with respect to any such discussions or negotiations.

               (c) Nothing in subsection (b) of this section 7.8 shall (i) permit the Company or the Bank to terminate this Agreement (except as specifically provided in section 10.1 or 10.2 of this Agreement), (ii) permit the Company of the Bank to enter into any agreement with respect to an Alternative Transaction for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company and the Bank shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Transaction (other than a confidentiality agreement in customary form)), or (iii) affect any other obligation of the Company or the Bank under this Agreement.

8.       Representations and Warranties of Zions Bancorp and NBA.
         --------------------------------------------------------

         Zions Bancorp (with respect to itself and NBA) and NBA (with respect to itself) represent and warrant to the Company and the Bank as follows:

         8.1. Organization, Powers, and Qualification. It is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease the properties used in its business, and to carry on its business as now conducted. It owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect its operation and properties in any material respect. It is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect its operation and properties in any material respect.

         8.2. Execution and Performance of Agreement. It has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

         8.3. Binding Obligations; Due Authorization. This Agreement constitutes its valid, legal, and binding obligations enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by its board of directors. Subject to approval by the shareholders of NBA of this Agreement, no other corporate proceedings on its part are necessary to authorize the execution and delivery of this Agreement or the carrying out of the transactions contemplated hereby.

         8.4. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under its organizational documents or bylaws. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of its property or assets pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, or (b) if the Holding Company Merger is approved by the Board of Governors under the BHC Act or if the Board of Governors waives jurisdiction under that Act, and if the Bank Merger is approved by the Comptroller, and if the transactions contemplated by this Agreement are approved by the Commissioner and the Superintendent, violate any law, statute, rule, or regulation of any government or agency to which it is subject and which is material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the Comptroller, the Commissioner, and the Superintendent.

         8.5.  Brokers and Advisers.
               ---------------------

               (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of its in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of it.

               (b) It has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

         8.6. Books and Records. Its books and records fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. It follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. It has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. It has filed all material reports and returns required by any law or regulation to be filed by it.

         8.7. Financial Statements. Zions Bancorp has furnished to the Company its consolidated statement of condition as of each of December 31, 1993, December 31, 1994, and September 30, 1995, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Zions Bancorp Financial Statements"). All of the Zions Bancorp Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, and (b) are in accordance with the books and records of Zions Bancorp which have been maintained in accordance with generally accepted accounting principles, and (c) fairly and accurately reflect the consolidated financial position of Zions Bancorp as of such dates, and the consolidated results of operations of Zions Bancorp for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, adequate provision for, or reserves against, the possible loan losses of Zions Bancorp as of such dates.

         8.8. Absence of Certain Developments. Since September 30, 1995, there has been (a) no material adverse change in the condition, financial or otherwise, assets, properties, liabilities, or businesses of Zions Bancorp, and
(b) no material deterioration in the quality of the loan portfolio of Zions Bancorp or of any major component thereof, and no material increase in the level of nonperforming assets or nonaccrual loans at Zions Bancorp or in the level of its provision for credit losses or its reserve for possible credit losses.

         8.9. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by it hereunder or in connection with this Agreement or any of the transactions contemplated hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to it which might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the Zions Bancorp Financial Statements or a certificate delivered by it to the Company or the Bank. Copies of all documents referred to in this Agreement, unless prepared solely by the Company or the Bank or solely by the Company and the Bank and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

         8.10. Zions Bancorp Stock. The shares of Zions Bancorp Stock to be issued by Zions Bancorp pursuant to this Agreement, when issued pursuant to and in accordance with this Agreement, will be duly authorized and legally issued, fully paid, and non-assessable.


9.       Closing.
         --------

         9.1. Place and Time of Closing. Closing shall take place at the offices of Zions Bancorp, 1380 Kennecott Building, Salt Lake City, Utah, or such other place as the parties choose, commencing at 10:00 a.m., local time, on the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

         9.2. Events To Take Place at Closing. At the Closing, the following actions will be taken:

               (a) Such certificates and other documents as are required by this Agreement to be executed and delivered on or prior to the Effective Date and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

               (b) The Holding Company Merger and the issuance of shares and of the right to receive cash incident to the Holding Company Merger shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of stock certificates and cash incident to the Holding Company Merger will be settled as soon thereafter as shall be reasonable under the circumstances; and then

               (c)         The Bank Merger shall be effected.


10.      Termination, Damages for Breach, Waiver, and Amendment.
         -------------------------------------------------------

         10.1. Termination by Reason of Lapse of Time. This Agreement may be terminated by Zions Bancorp or the Company on or after August 31, 1996, by instrument duly authorized and executed and delivered to the other such party, unless the Effective Date shall have occurred on or before such date.

         10.2. Grounds for Termination. This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by shareholders of the Company or shareholders of the
Bank):

               (a)         by mutual consent of the parties hereto;

               (b) by Zions Bancorp, upon written notice to the Company given at any time (i) if any of the representations and warranties of the Company or the Bank contained in Section 6 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by the Company or the Bank of any covenant or agreement of the Company or the Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to the Company;

               (c) by the Company, upon written notice to Zions Bancorp given at any time (i) if any of the representations and warranties of Zions Bancorp or NBA contained in Section 8 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by Zions Bancorp or NBA of any covenant or agreement of Zions Bancorp or NBA contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions Bancorp, or (iii) if the board of directors of the Company, based upon the advice of outside counsel, determines in good faith that such termination is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law by reason of an Alternative Proposal being made; provided that the Company shall notify Zions Bancorp promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's termination of this Agreement; or

               (d) by either Zions Bancorp or the Company upon written notice given to the other if the board of directors of either Zions Bancorp or the Company shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Mergers have become inadvisable or impracticable by reason of the institution of litigation by the federal government, the government of the State of Utah, or the government of the State of Arizona to restrain or invalidate the transactions contemplated by this Agreement.

         10.3. Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 10.1 or Section 10.2, this Agreement shall become void and have no force or effect, without any liability on the part of Zions Bancorp, NBA, the Company, or the Bank or their respective directors or officers or shareholders in respect of this Agreement. Notwithstanding the foregoing:

               (a)  as  provided  in  Section  11.4  of  this   Agreement,   the
confidentiality   agreement   contained  in  that  section  shall  survive  such
termination;

               (b) except as subsection (c) of this section 10.3 shall apply, if such termination is a result of any of the representations and warranties of a party being materially incorrect when made or a result of the material breach or material failure by a party of a covenant or agreement hereunder, such party whose representations and warranties were materially incorrect or who materially breached or failed to perform its covenant or agreement shall be liable to the other party or parties hereto solely to the extent of the actual, reasonable out-of-pocket expenses, not to exceed $250,000, incurred by the other party in connection with the negotiation and preparation of this Agreement and the carrying out of the transactions contemplated hereby; and

               (c) if

                  (i) such termination is pursuant to section 10.2(c)(iii) of this Agreement, or if

                  (ii) this Agreement is terminated for any reason  specified in section 10.2(b)(i) or 10.2(b)(ii) of this Agreement and a definitive agreement with respect to an Alternative Proposal is executed by the Company or the Bank within one year after such termination,

then in either case, the Company shall be liable to Zions Bancorp in the amount of $750,000, which amount will be payable to Zions Bancorp in immediately available funds within two business days after such amount becomes due. The Company acknowledges that the agreements contained in subsection (c) of this section 10.3 are an integral part of the transactions contemplated in this Agreement and that, without these agreements, Zions Bancorp would not enter into this Agreement.

         10.4. Waiver of Terms or Conditions. Any of the terms or conditions of this Agreement may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by the board of directors of such party, or by its president; provided, however, that such waiver shall be in writing and shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

         10.5.  Amendment.
                ----------

               (a) Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

               (b) If Zions Bancorp and the Company should mutually determine (following receipt of advice of legal or other counsel) that it has become inadvisable or inexpedient to effectuate the transactions contemplated by this Agreement through means of a sequence of mergers such as is contemplated herein, then subject to compliance with applicable laws, the parties hereto agree to effect such change in the form of transaction as described especially in Sections 1.1 and 9.2 of this Agreement by written instrument in amendment of this Agreement.


11.      General Provisions.
         -------------------

         11.1.  Allocation of Costs and Expenses.  Except as provided in Section
10.3 and this Section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants, tax and financial advisers, and investment bankers incurred in connection with this Agreement and the transactions contemplated hereby. For purposes of this Section, (i) the cost of printing and delivering the proxy statement and other material to be transmitted to shareholders of the Company shall be deemed to be incurred on behalf of the Company and Zions Bancorp in equal shares and, accordingly, will be paid one-half by the Company and one-half by Zions Bancorp, and (ii) the cost of registering under federal and state securities laws the stock of Zions Bancorp to be received by the shareholders of the Company and the shareholders of the Bank shall be deemed to be incurred on behalf of Zions Bancorp. The costs to be apportioned by operation of the previous sentence shall not include any professional fees paid to counsel, accountants, tax or financial advisers, or investment bankers. The cost of the Fairness Opinion and any other oral or written opinion rendered by a financial adviser or investment banker to the Company or its board of directors or shareholders with respect to the fairness of the terms of the Holding Company Merger from a financial point of view shall be deemed to be incurred on behalf of the Company. All costs described in this section to be incurred or paid by the Company or the Bank shall be expensed or fairly reserved against by the Company or the Bank, as the case may be, not later than the close of business on the last day of the calendar month preceding the Effective Date.

         11.2.  Mutual Cooperation; Access.
                ---------------------------

               (a) Subject to the terms and  conditions  herein  provided,  each party shall use its best efforts, and shall cooperate fully with the other party, in carrying out the provisions of this Agreement and in making all filings and obtaining all necessary governmental approvals, and shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated hereby. The Company shall take timely action in its capacity as shareholder of the Bank to cause its shares of Bank Common Stock to be voted in favor of the Bank Merger. Zions Bancorp shall take timely action in its capacity as shareholder of NBA to cause its shares of the common stock of NBA to be voted in favor of the Bank Merger.

               (b) Each party acknowledges to the other its understanding that further investigation of it by the other party may be necessary that such other party may more fully evaluate the merits of the transactions contemplated by this Agreement. To permit such investigation, and not in lieu or prejudice of any other right conferred hereunder, each of the parties shall afford to the other, and to the accountants, counsel, and other representatives of the other, full access during normal business hours, during the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, each shall furnish promptly, or make available for inspection, to the other all information concerning its business, properties and personnel as the other party may reasonably request.

         11.3. Form of Public Disclosures. Zions Bancorp and the Company shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

         11.4.  Confidentiality.  Zions Bancorp and its subsidiaries  (including
NBA) and the Company and the Bank shall use all information that each obtains from the other pursuant to this Agreement (except Public Information, as defined below) solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions Bancorp, nor its subsidiaries (including NBA), nor the Company nor the Bank shall use any of such information (except Public Information) for any other purpose, including, without limitation, the competitive detriment of any party. Each of Zions Bancorp and its subsidiaries (including NBA) and the Company and the Bank shall maintain as strictly confidential all information (except Public Information) it learns from the other and shall, at any time, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this Section 11.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement. As used in this section 11.4, the term "Public Information" means (a) information obtained from a party or one of its affiliates that is or has become available to the public other than as a result of a disclosure by the party obtaining the information or one of its affiliates; and (b) information obtained from a party or one of its affiliates that was known to the party obtaining the information or one of its affiliates outside of and apart from the restrictions against use and disclosure described herein, or had been previously possessed by the party obtaining the information or one of its affiliates at the time of receipt thereof (in circumstances not giving rise to obligations of confidentiality).

         11.5.  Claims of Brokers.
                -----------------

               (a) The Company and the Bank shall indemnify, defend, and hold Zions Bancorp and NBA harmless for, from, and against any claim, suit, liability, fees or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Company or the Bank in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Company or the Bank with respect to Zions Bancorp or NBA.

               (b) Zions Bancorp and NBA shall indemnify, defend, and hold the Company and the Bank harmless for, from, and against any claim, suit, liability, fees or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions Bancorp or NBA in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of Zions Bancorp or NBA with respect to the Company or the Bank.

         11.6.  Information for Applications and Registration Statement.
                --------------------------------------------------------

               (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement shall not, with respect to such party, omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section 11.6(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

               (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in Section 11.6(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or all parties, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any party may be subject in such proportion as the court of law determines based on the relative fault of the parties.

         11.7.  Standard of Materiality.
                -----------------------

                (a) For purposes of Sections 4, 6, and 7 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of the Company as of September 30, 1995, as determined in accordance with generally accepted accounting principles.

                (b) For purposes of Sections 5 and 8 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of Zions
Bancorp as of September 30, 1995, as determined in accordance with generally accepted accounting principles.

                (c) For other purposes and, notwithstanding  subsections (a) and
(b) of this section 11.7, when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Registration Statement, the terms "material" and "materially" shall be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

         11.8.  Covenants of Zions Bancorp.
                ---------------------------

               (a) From the date hereof to the Effective Date, Zions Bancorp shall, contemporaneously with the filing with the SEC of any current report on Form 8-K pursuant to section 13 of the Securities Exchange Act of 1934, or the public dissemination of any news release, in either case describing or relating to any material adverse change in Zions Bancorp, deliver a copy of such report or release to the Company.

               (b) During the twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date,

Zions Bancorp shall not repurchase Zions Common Stock in the open market unless done both (a) in connection with, and consistently with established patterns of stock repurchases with regard to, a dividend reinvestment plan, employee stock savings plan, employee investment savings plan, 401(k) plan, or similar plan, or to satisfy the exercise of outstanding options on Zions Common Stock, or for similar corporate purposes, and (b) following the receipt of favorable advice from independent securities counsel for Zions Bancorp.

         11.9. Adjustments for Certain Events. Anything in this agreement to the contrary notwithstanding, all prices per share and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

         11.10. Stock Repurchases. The Company and the Bank acknowledge that from time to time Zions Bancorp repurchases shares of its common stock in the open market in accordance with market conditions. Nothing in this Agreement except section 11.8(b) hereof shall be construed to abridge the right of Zions Bancorp to continue to do so in compliance with Exchange Act rules and regulations and pursuant to advice of independent securities counsel for Zions Bancorp.

         11.11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         11.12. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-a-vis each other on the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than Zions Bancorp and NBA and the Company and the Bank and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         11.13. Reliance Upon Representations, Warranties, and Covenants. Each party shall be deemed to have relied upon each and every representation and warranty of the other parties regardless of any investigation heretofore or hereafter made by or on behalf of such party.

         11.14. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         11.15. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp or NBA:

           Zions Bancorporation
           1380 Kennecott Building
           Salt Lake City, Utah  84133

           Attention:           Mr. Harris H. Simmons
                                President and Chief Executive Officer

With a required copy to:

           Brian D. Alprin, Esq.
           Metzger, Hollis, Gordon & Mortimer
           1275 K Street, N.W., Suite 1000
           Washington, D. C.  20005

If to the Company or the Bank:

           Southern Arizona Bancorp, Inc.
           1800 Fourth Avenue
           Post Office Box 5148
           Yuma, Arizona  85364

           Attention:           Mr. John E. Byrd
                                President and Chief Executive Officer

With a required copy to:

           Robert S. Kant, Esq.
           O'Connor, Cavanagh, Anderson,
             Westover, Killingsworth & Beshears, P.A.
           One East Camelback Road, Suite 1100
           Phoenix, Arizona  85012-1656

           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

           11.16. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah and Yuma County, Arizona, to be proper jurisdictions and venues for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in each of such venues for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah or Arizona. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

           11.17. Knowledge of a Party. References in this Agreement to the knowledge of a party shall mean the knowledge possessed by any of such parties or the present executive officers of such party including, without limitation, information which is or has been in the books and records of such party.

           11.18. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         ZIONS BANCORPORATION



Attest: /s/ John J. Gisi                 By:     /s/ Harris H. Simmons
        ---------------------                    ------------------------------
        John J. Gisi                             Harris H. Simmons
        Sr. V.P.                                 President and Chief Executive
                                                      Officer



                                         NATIONAL BANK OF ARIZONA



Attest: /s/ Harris H. Simmons            By:     /s/ John J. Gisi
        ---------------------                    ------------------------------





                                         SOUTHERN ARIZONA BANCORP, INC.



Attest: /s/ Mary L. Pool                 By:     /s/ John E. Byrd
        ---------------------                    ------------------------------
                                                 John E. Byrd
                                                 President and Chief Executive
                                                  Officer



                                         SOUTHERN ARIZONA BANK



Attest: /s/ Mary L. Pool                 By:     /s/ John E. Byrd
        ---------------------                    ------------------------------
                                                 John E. Byrd
                                                 President and Chief Executive
                                                  Officer

- ------------------------
- ---------------------------------------------------------)
State of Arizona                                         )
                                                         )       ss.
County of Yuma                                           )
                                )
- --------------------------------

     On this seventeenth day of January, 1996, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and John J. Gisi, to me known to be the Chairman + President of National Bank of Arizona, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and each on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                          /s/ Mary L. Pool
                                     ---------------------------
                                            Notary Public

                                           "OFFICIAL SEAL"
                                             Mary L. Pool
                                        Notary Public-Arizona
                                             Yuma County
                                     My Commission Expires 9/7/97

- ------------------------
- ---------------------------------------------------------)
State of Arizona                                         )
                                                         )       ss.
County of Yuma                                           )
                                )
- --------------------------------

     On this seventeenth day of January, 1996, before me personally appeared John E. Byrd, to me known to be the President and Chief Executive Officer of Southern Arizona Bancorp, Inc., and to be the President and Chief Executive Officer of Southern Arizona Bank, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                          /s/ Mary L. Pool
                                     ---------------------------
                                            Notary Public

                                           "OFFICIAL SEAL"
                                             Mary L. Pool
                                        Notary Public-Arizona
                                             Yuma County
                                     My Commission Expires 9/7/97

                The  undersigned  members of the Board of  Directors of SOUTHERN
ARIZONA BANCORP, INC. (the "Company"), acknowledging that Zions Bancorporation ("Zions Bancorp") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to Zions Bancorp's execution of the Agreement, do individually and as a group agree, subject to termination of the Agreement pursuant to section
10.1 or 10.2 of the Agreement (including section 10.2(c)(iii) of this Agreement), to vote the shares of capital stock each owns in favor of the Agreement and to support the Agreement and to recommend its adoption by the other shareholders of the Company.

                The undersigned do hereby, individually and as a group, until the Effective Date or termination of the Agreement pursuant to section 10.1 or
10.2 of the Agreement (including section 10.2(c)(iii) of this Agreement), further agree to refrain from soliciting or, subject to their fiduciary duties to shareholders and to section 7.8 of the Agreement, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of the Company or the Bank.




/s/ John E. Byrd                    /s/ Thomas M. Howell
- -----------------------            ---------------------------


/s/ Donald S. Olsen                 /s/ C.N. Urtuzuastegui
- -----------------------            ---------------------------


/s/ Stephen P. Shadle               /s/ Robt W. Kennerly
- -----------------------            ---------------------------


/s/ Jimmy Naquin                    /c/ Forrest Braden
- -----------------------            ---------------------------



/s/ Colleen Newman
- -----------------------            ---------------------------


- -----------------------            ---------------------------

                                    EXHIBIT I
                                    ---------

                        HOLDING COMPANY MERGER AGREEMENT

                               AGREEMENT OF MERGER


                This  Agreement  of  Merger  is made and  entered  into as of [-
_______________], 1996, between ZIONS BANCORPORATION ("Zions Bancorp"), a corporation organized under the laws of the State of Utah, and SOUTHERN ARIZONA BANCORP, INC. (the "Company"), a corporation organized under the laws of the State of Arizona. Zions Bancorp and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

                Zions Bancorp is a corporation duly organized,  validly existing and in good standing under the laws of the State of Utah. As of [_______________], 1996, the authorized capital stock of Zions Bancorp consisted of [_________] shares of Common Stock, no par value, of which [_______] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

                The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. As of [_______________], 1996, the authorized capital stock of the Company consisted of [___________] shares of Common Stock, $[____] par value (the "Company Common Stock"), of which [___________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

                Zions Bancorp and its affiliate, NATIONAL BANK OF ARIZONA ("NBA"), and the Company and its affiliate, SOUTHERN ARIZONA BANK (the "Bank"), have entered into an Agreement and Plan of Reorganization, dated January 17, 1996 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Zions Bancorp (the "Merger") in accordance with this Agreement of Merger (the "Agreement"). NBA and the Bank are hereinafter sometimes collectively called the "Affiliated Corporations."

                The Boards of Directors of each of Zions Bancorp, the Company, and the Affiliated Corporations deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Zions Bancorp, the Company, and the Affiliated Corporations, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Zions Bancorp and the Company, by resolutions duly adopted, have approved this Agreement. The Board of Directors of the Company has directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of the Company for approval. Pursuant to section 16-10a-1103 of the Utah Business Corporation Act, approval by the shareholders of Zions Bancorp is not required.

                At the Effective Date (as defined in Section 1.1 below) shares of Company Common Stock shall be converted into the right to receive shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), and cash, as provided herein.

                In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I

                1.1. Merger of the Company into Zions Bancorp. The Company shall be merged with and into Zions Bancorp on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Utah pursuant to section 16-10a-1105 of the Utah Business Corporation Act and the Secretary of State of the State of Arizona pursuant to section 10-074 of the Arizona General Corporation Law (such date and time being referred to herein as the "Effective Date").

                1.2.     Effect of the Merger.  At the Effective Date:

                (a) The Company and Zions Bancorp shall be a single corporation, which shall be Zions Bancorp. Zions Bancorp is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

                (b) The separate existence of the Company shall cease.

                (c) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Utah Business Corporation Act.

                (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

                (f) The Articles of Incorporation of Zions Bancorp as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Utah law.

                (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of Company Common Stock shall, without further action, cease to be an issued and existing share and, subject to the rights any holder may have under Section 10-080 et seq. of the Arizona General Corporation Law, shall be converted into a right to receive from Zions Bancorp and shall, for all purposes represent the right to receive, upon surrender of the certificate representing such shares, the number of shares of Zions Bancorp Stock and the amount of cash specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Stock, Zions Bancorp may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of the Company's Common Stock at the Effective Date.

                1.3.     Acts to Carry Out This Merger Plan.
                         ----------------------------------

                (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect or confirm title to such property or rights in Zions Bancorp and otherwise to carry out the purposes of this Agreement.

                (b) If, at any time after the Effective Date, Zions Bancorp shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Zions Bancorp its right, title, or interest in or under any of the rights, properties or assets of the Company acquired or to be acquired by Zions Bancorp as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Zions Bancorp an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Zions Bancorp and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Zions Bancorp are fully authorized in the name of the Company or otherwise to take any and all such action.

                                   ARTICLE II

                2.1. Capitalization. The authorized shares of capital stock of Zions Bancorp as of the Effective Date shall be [_______] shares of Common Stock, no par value.

                2.2. By-Laws. The By-Laws of Zions Bancorp as they exist immediately prior to the Effective Date shall be the By-Laws of Zions Bancorp until later amended pursuant to Utah law.


                                   ARTICLE III

                3.1.     Manner of Converting Shares.

                (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein.

                         (i) Average Closing Price.  The average (rounded to the
nearest penny) of each Daily Sales Price of Zions Bancorp Stock for the twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date. Notwithstanding the foregoing, (A) if the result of the calculation described in the previous sentence is less than $59.00, then the Average Closing Price shall be $59.00, and (B) if the result of the calculation described in the previous sentence is more than $72.00, then the Average Closing Price shall be $72.00.

                    (ii)          Benchmark Price. The sum of:
                                  ----------------

                                  (A)  $25,330,000.00;

                                  (B) the consolidated net undistributed  income
of the Company during the period beginning on October 1, 1995 and ending on the close of business on the last day of the calendar month preceding the Effective Date, calculated in accordance with generally accepted accounting principles in a manner consistent with the Company Financial Statements (as defined in section
6.13 of the Plan of Reorganization). For the purpose of calculating net undistributed income of the Company, any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, shall be excluded except as mutually agreed by the parties hereto. It is understood that the amount calculated under this section 3.1(a)(ii)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Benchmark Price as otherwise would be calculated under this section 3.1(a)(ii); and

                                  (C) if the  Effective  Date  does not occur on
the first day of a calendar month, an amount calculated by computing the daily average of the net undistributed income of the Company for the period and in the manner prescribed in section 3.1(a)(ii)(B) hereof and multiplying the result of such computation by the number of days elapsing during the period beginning on the first day of the month in which the Effective Date occurs and ending on the day immediately preceding the Effective Date. It is understood that the amount calculated under this section 3.1(a)(ii)(C) may be a negative number and that the effect of summing such a negative number would be a reduction in the Benchmark Price as otherwise would be calculated under this section 3.1(a)(ii).

                   (iii) Daily Sales Price. For any trading day, the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

                    (iv) Dissenting Shares. The shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with all applicable laws (the "Appraisal Laws").

                    (v) Zions Bancorp Stock. The common stock of Zions Bancorp, no par value.

                (b) Form of Consideration. Subject to the terms, conditions and limitations set forth herein, upon surrender of his or her certificate or certificates, each holder of shares of Company Common Stock shall be entitled to receive in the Merger, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date:

                    (i) that number of shares of Zions Bancorp Stock calculated by dividing the Benchmark Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date, and

                    (ii) in the event that the average (rounded to the nearest penny) of each Daily Sales Price of Zions Bancorp Stock for the twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date (the "Unadjusted Average Price") shall be less than $59.00, that amount of cash (the "Cash Component") calculated by dividing the amount by which the Benchmark Price exceeds the product of the Unadjusted Average Price and the number of shares of Zions Bancorp Stock issuable under subsection (b)(i) of this section 3.1 by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date.

        3.2. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

        3.3. Dissenting Shares. Notwithstanding anything to the contrary herein, each Dissenting Share whose holder, as of the Effective Date, has not effectively withdrawn or lost his or her dissenters' rights under the Appraisal Laws, shall not be converted into or represent a right to receive Zions Bancorp Stock or Cash Component, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his or her Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from Zions Bancorp (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

        3.4. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock and, if applicable, Cash Component. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange
Agent (as designated in Section 3.5) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest), (iii) the cash value of any fractional shares determined in accordance with Section 3.2 hereof (without interest), and (iv) any Cash Component (without interest).

                3.5. Designation of Exchange Agent. The Company and Zions Bancorp hereby designate Zions First National Bank, Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash in lieu of fractional shares and any Cash Component to be paid to holders of Company Common Stock in accordance with this Agreement.

                3.6. Notice of Exchange. Promptly after the Effective Date, Zions Bancorp shall cause Zions Bank to mail to each holder of one or more certificates formerly representing Company Common Stock, except to such holders as shall have waived the notice required by this Section 3.6, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company. Zions Bancorp shall cause Zions Bank to deliver shares and cash to such holders who comply with the terms and conditions of the notice of exchange.

                                   ARTICLE IV

                4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

                4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

                4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah and Yuma County, Arizona, to be proper jurisdictions and venues for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in each of such venues for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah or Arizona. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

                4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

                4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

                4.6. Termination. This Agreement shall terminate and be abandoned upon (i) termination of the Plan of Reorganization or (ii) the mutual consent of Zions Bancorp and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          ZIONS BANCORPORATION



Attest:                                   By:
        ---------------------                 ----------------------------------
        Gary L. Anderson                          Harris H. Simmons
        Secretary                                 President and Chief Executive
                                                       Officer



                                          SOUTHERN ARIZONA BANCORP, INC.



Attest:                                   By:
        ---------------------                 ----------------------------------
                                                  John E. Byrd
                                                  President and Chief Executive
                                                         Officer

- ---------------------------------------------------------
                                                         )
State of Utah                                            )
                                                         ) ss.
                                                         )
County of Salt Lake                                      )
                                                         )
- ---------------------------------------------------------


     On this [________] day of [_______], 1996, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.






                                              --------------------------
                                                    Notary Public

- ---------------------------------------------------------
                                                         )
State of Arizona                                         )
                                                         ) ss.
                                                         )
County of Yuma                                           )
                                                         )
- ---------------------------------------------------------


     On this [________] day of [_______], 1996, before me personally appeared John E. Byrd, to me known to be the President and Chief Executive Officer of Southern Arizona Bancorp, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.






                                                --------------------------
                                                      Notary Public

                                   EXHIBIT II
                                   ----------

                              BANK MERGER AGREEMENT

                               AGREEMENT TO MERGE

                              SOUTHERN ARIZONA BANK

                                  with and into

                            NATIONAL BANK OF ARIZONA

                         under the charter and title of

                            NATIONAL BANK OF ARIZONA



         THIS AGREEMENT made between Southern Arizona Bank (hereinafter referred to as the "Bank"), an Arizona banking corporation organized under the laws of the State of Arizona, being located in the County of Yuma, in the State of Arizona, with a Capital of $[_________], divided into [_______] shares of common stock, each of $[_____] par value, Surplus of $[_________], and Undivided Profits of $[- _________], as of [______________], 1996, and National Bank of
Arizona (herein referred to as "NBA"), a national banking association organized under the laws of the United States of America, being located in the County of Pima, in the State of Arizona, with a Capital of $[_______], divided into [_______] shares of common stock, each of $[____] par value, Surplus of $[_________], and Undivided Profits of $[_________], as of [___________], 1996,
each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. ss. 215a) witnesseth as follows:


                                    SECTION 1

         The Bank shall be merged into NBA under the charter of the latter (the "Merger").


                                    SECTION 2

         The name of the resulting association (hereinafter referred to as the "Association") shall be National Bank of Arizona.


                                    SECTION 3

         The business of the Association shall be that of a national banking association. This business shall be conducted by the

Association at its main office which shall be located at 335 North Wilmot Road, Tucson, Arizona and at its legally established branches.

                                    SECTION 4

         The amount of capital stock of the Association shall be $[_________], divided into [_________] shares of common stock, each of $[____] par value, and at the time the Merger shall become effective (the "Effective Date"), the Association shall have [_______] shares issued and outstanding for capital of $[_________]. Surplus of the Association will be $[_________], and undivided profits, including capital reserves, when combined with the capital and surplus, will be equal to the combined capital structures of the merging banks as stated in the preamble to this Agreement, adjusted, however, for normal earnings and expenses between [___________], 1996, and the Effective Date.


                                    SECTION 5

         (a) At the Effective Date, the corporate existence of the Bank and NBA shall be merged into and continued in the Association as provided in 12 U.S.C. ss. 215a; and the Association shall be deemed to be the same corporation as the Bank and NBA. All assets, rights, franchises and interests of the Bank and NBA respectively, in and to every type of property (real, personal and mixed) and choses in action, as they exist at the Effective Date, shall be transferred to and vested in the Association by virtue of the Merger without any deed or other transfer. At the Effective Date and without any order or other action on the part of any court or otherwise, the Association shall hold and enjoy all rights of property, franchises and interests, including appointments, powers, designations and nominations, and all other rights and interests as trustee, executor, administrator, agent, transfer agent, and registrar of stocks and bonds, guardian of estates, assignee, receiver and conservator, and in every other fiduciary capacity, and every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Bank and NBA, respectively, immediately prior to the Effective Date.

         (b) At the Effective Date, the Association shall be liable for all liabilities of the Bank and NBA, including liabilities arising out of the operation of a Trust Department, and (except as so provided) all deposits, debts, liabilities, obligations and contracts of the Bank and NBA, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Bank or NBA, as the case may be, shall be those of and are hereby expressly assumed by the Association and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either the Bank or NBA shall be preserved unimpaired. At the Effective Date, the Association shall be liable for all then existing indemnification obligations of the Bank and NBA under their respective Articles of Association or By-Laws or under any other agreement. At the Effective Date, the Association shall have all rights, and shall be liable for all obligations of the Bank and NBA under all employee compensation and benefit plans and arrangements of the Bank and NBA, and such plans and related trusts, if any, shall continue in effect without any interruption or termination.


                                    SECTION 6

         (a) At the Effective Date, the currently outstanding [_______] shares of common stock of NBA, each of $[____] par value, will remain outstanding as shares of the $[____] par value common stock of the Association, and the holders of such stock shall retain their present rights.

         (b) No other capital stock of NBA will be issued in the Merger.

         (c) At the Effective Date, the shares of common stock of the Bank shall be canceled.


                                    SECTION 7

         Between the date of this Merger Agreement and the Effective Date, without the written consent of NBA, the Bank will not declare or distribute any stock dividend, authorize a stock split or issue or authorize or make any distribution of its capital stock, or merge with, consolidate with or sell its assets to any other corporation or person, or permit any other corporation to be merged or consolidated with it, to acquire all the assets of any other corporation or person, or to enter into any other transaction not in the ordinary course of the business of banking, or to dispose of any of its assets in any other manner except in the ordinary course of business and for adequate value.

                                    SECTION 8

         At and after the Effective Date, the Board of Directors of the Association will be composed of the following persons:












         The Board of Directors of the Association as so constituted shall serve until the next annual meeting or until such time as their successors have been elected and have qualified.


                                    SECTION 9

         The Effective Date shall be the date upon which the last of the following events shall occur:

         (a) The first to occur of (a) the date thirty days following the date of the order of the Comptroller of the Currency (the "Comptroller") approving the Merger, or (b) if, pursuant to section 321(b) of the Riegle Community Development and Regulatory Improvement Act of 1994, the Comptroller shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse;

         (b) The date as of which this Agreement shall have been ratified and confirmed by the affirmative vote of the owners of at least two-thirds of the outstanding shares of each of the Bank and NBA; or

         (c) Such later date as mutually agreed upon by the Presidents of the Bank and NBA.

                                   SECTION 10

         This Agreement may be terminated by the unilateral action of the Board of Directors of any participant prior to the approval of the shareholders of said participant or by the mutual consent of the Boards of Directors of both participants after any shareholder group has taken affirmative action.


                                   SECTION 11

         This Agreement shall be ratified and confirmed by the affirmative vote of the shareholders of each of the banks owning at least two-thirds of its capital stock outstanding, at a meeting held on the call of the Directors, or by a consent in lieu of such a meeting; and the merger shall become effective at the time specified in a certificate to be issued by the Comptroller, under the seal of his office, approving the Merger.

            [the remainder of this page is intentionally left blank]

         WITNESS the signatures and seals of said merging banks this [_____] day of [__________], 1996, each hereunto set by its President and attested by its Cashier or Secretary or Assistant Secretary, pursuant to a resolution of the Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors.


                                              SOUTHERN ARIZONA BANK


Attest: ____________________                   By: _________________________





- --------------------------                         -------------------------


- --------------------------                         -------------------------


- --------------------------                         -------------------------


- --------------------------                         -------------------------


                           --------------------------


                       Directors of Southern Arizona Bank

STATE OF ARIZONA                    )
                                    )       ss.
COUNTY OF YUMA                      )

         On this [_____] day of [__________], 1996, before me, a Notary Public for the State and County aforesaid, personally came John E. Byrd, as President and Chief Executive Officer, and [____________], as [Secretary] [Cashier], of Southern Arizona Bank, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal; and came also:











being a majority of the Board of Directors of said bank, and each of them acknowledged said instrument to be the act and deed of said bank and of himself or herself as director thereof.

         WITNESS my official seal and signature this day and year aforesaid.


(SEAL OF NOTARY)
                                           ___________________________________
                                           Notary Public, Grand County
                                           My commission expires:

                                                 NATIONAL BANK OF ARIZONA


Attest:_______________________                 By:_________________________





- -----------------------------                     --------------------------



- -----------------------------                     --------------------------



- -----------------------------                     --------------------------



                          -----------------------------


                      Directors of National Bank of Arizona

STATE OF ARIZONA                    )
                                    )       ss:
COUNTY OF MARICOPA                  )

         On this [_____] day of [_____], 1996, before me, a Notary Public for the State and County aforesaid, personally came [____________] as [____________], and [____________], as [Cashier] [Secretary], of National Bank of Arizona, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also:










being a majority of the Board of Directors of said association, and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

         WITNESS my official seal and signature this day and year aforesaid.


(SEAL OF NOTARY)
                                        ___________________________________
                                        Notary Public, Maricopa County
                                        My commission expires:

                                   EXHIBIT III
                                   -----------

                              EMPLOYMENT AGREEMENT
                           BY AND BETWEEN JOHN E. BYRD
                          AND NATIONAL BANK OF ARIZONA

                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this [___] day of [______________], 1996, by and among JOHN E. BYRD ("Executive") and NATIONAL BANK OF ARIZONA, a national banking association organized under the laws of the United States, having its head office in Tucson, Arizona ("NBA")

                                WITNESSETH THAT:
                                ----------------

                  WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of January 17, 1996, by and among Zions Bancorporation ("Zions Bancorp"), NBA, Southern Arizona Bancorp, Inc. (the "Company"), and Southern Arizona Bank (the "Bank") provides that the Company will be merged with and into Zions Bancorp and that the Bank will be merged with and into NBA;

                  WHEREAS, Executive is the President and Chief Executive Officer of each of the Company and the Bank;

                  WHEREAS, NBA desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan;

                  WHEREAS, Executive is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

                  WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 3.6 of the Plan contemplates that Executive will enter into an employment and non-competition agreement as a condition to the consummation of the transactions described therein.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                  1.       Employment; Responsibilities and Duties.
                           ----------------------------------------

                  (a) NBA hereby agrees to employ Executive, and Executive hereby agrees to serve, at the locations specified in section 4, as an executive vice president of NBA during the Term of Employment, reporting directly to the chief executive officer of NBA. Executive shall be responsible for the general banking operations of NBA in Yuma County, Arizona, and shall have such other duties, responsibilities, and authority of an executive nature as shall be set forth in the by-laws of NBA on the date of this Agreement or as may otherwise from time to time reasonably be assigned to Executive by the board of directors or the chief executive officer of NBA.

                  (b) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder. During the Term of Employment, Executive shall not, without the prior written consent of the Board of Directors of NBA, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than NBA or a company affiliated with NBA; provided, however, that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of section 5 hereof, (i) render services to charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the Board of Directors of NBA, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

                  2.       Term of Employment.
                           -------------------

                  (a) The term of this Agreement ("Term of Employment") shall be the period commencing on the date hereof (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

                           (i) the third  anniversary of the Commencement  Date,
unless the Term of Employment shall be extended by mutual written agreement of Executive and NBA;

                           (ii) the death of Executive;

                           (iii)  Executive's  inability  to perform  his duties
hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment; or

                           (iv) the  discharge  of Executive by NBA "for cause,"
which shall mean one or more of the following:

                                    (A)  any  willful  or  gross  misconduct  by
Executive with respect to the business and affairs of NBA;

                                    (B) the  conviction of Executive of a felony
(after the earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by NBA;

                                    (C) Executive's willful neglect, failure, or
refusal to carry out his duties hereunder in a reasonable manner; or

                                    (D)  the   breach   by   Executive   of  any
representation or warranty in section 7(a) hereof or of any agreement contained in section 1, 5, 6, or 7(b) hereof, which breach is material and adverse to NBA; or

                           (v)  Executive's  resignation  from his position as a
senior officer of NBA; or

                           (vi) the  termination  of  Executive's  employment by
NBA, for any reason other than those set forth in subsections (i), (ii), (iii), or (iv) of this section 2(a), at any time, upon the thirtieth day following notice to Executive.

                  (b) In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive, upon the occurrence of any such event:

                           (i)  any  salary  (as  hereinafter  defined)  payable
pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

                           (ii) such rights as  Executive  shall have accrued as
of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(b) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

                  (c) In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive:

                           (i) for the period commencing on the date immediately
following the Termination Date and ending upon and including the third anniversary of the Commencement Date, salary payable at the rate established pursuant to Section 3(a)(i) hereof for the year in which the Termination Date occurs, in a manner consistent with the normal payroll practices of NBA with respect to executive personnel as in effect from time to time; and

                           (ii) such rights as Executive  may have accrued as of
the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(b) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

                  (d) At or about six months before the third anniversary of the Commencement Date, NBA and Executive will each review the employment relationship between NBA and Executive in order to evaluate the desirability of maintaining that relationship for an additional term beyond that provided for in section 2(a)(i) of this Agreement, or of modifying such relationship for such additional term, and NBA and Executive will engage in discussions with respect to mutually agreeable terms and conditions for such employment; provided, however, that nothing in this section 2(d) shall constitute an offer or guarantee of employment.

                  3. Compensation. For the services to be performed by Executive for NBA under this Agreement, Executive shall be compensated in the following manner:

                  (a) Salary and Bonus.
                      ------------------

                           (i) Salary. During the Term of Employment,  NBA shall
pay Executive an initial base salary of $158,291 per annum. The amount of the salary hereunder shall be reviewed at least annually in accordance with the procedures and standards established for review of executive compensation for other senior officers of NBA, and changes thereto may be made in accordance with the compensation policies of NBA. Salary shall be payable in accordance with the normal payroll practices of NBA with respect to executive personnel as in effect from time to time.

                           (ii)  Covenant  Bonus.  On  the  Commencement   Date,
Executive shall receive a one-time cash bonus of $250,000, which is in payment for and allocable to the noncompetition agreement contained in section 5(b) of this Agreement.

                           (iii)  Discretionary  Bonuses.  During  the  Term  of
Employment and beginning with respect to the calendar year ending as of December 31, 1996, Executive shall be considered annually for a discretionary bonus payment by NBA. The payment of this bonus and its amount shall be based upon the financial performance of NBA and upon individual performance factors. The target level for this bonus will be 25 percent to 35 percent of the salary of Executive, provided that this target level shall not bind NBA in any way with regard to the amount of bonus to be awarded to Executive or to whether any bonus will be awarded to Executive. Any bonus awarded by NBA under this subsection with respect to any calendar year shall be paid to Executive during the first calendar quarter of the succeeding calendar year. The award and amount of this bonus shall be reviewed at least annually in accordance with the procedures and standards established for review of executive compensation for other senior officers of NBA, and changes thereto may be made in accordance with the compensation policies of Zions Bancorp.

                  (b) Value-Sharing Plan and Incentive Stock Option Plan. During the Term of Employment, Executive shall be entitled to receive units of participation under the Value-Sharing Plan and stock options under the Incentive Stock Option Plan of Zions Bancorp, as each is in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time, in such amounts and upon such terms as may be prescribed by the Executive Compensation Committee of the Board of Directors of Zions Bancorp at its sole discretion.

                  (c) Employee Benefit Plans or Arrangements. During the Term of Employment, subject to the following sentence Executive shall be entitled to participate in all employee benefit plans of NBA, as presently in effect or as they may be modified or added to by Zions Bancorp or NBA from time to time, under such terms as may be applicable to officers of NBA of Executive's rank, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance. During the Term of Employment the coverages and benefits to which Executive is entitled with respect to disability insurance and dental insurance will not be less than those afforded to Executive by the Bank as of September 30, 1995, and the cost to Executive of these disability and dental insurance coverages will not be greater than that assessed against Executive by the Bank for such insurance as of September 30, 1995.

                  (d) Automobile Allowance. During the Term of Employment, in lieu of providing Executive with the use, maintenance, insurance, or garaging of an automobile, NBA will pay to Executive an automobile allowance of $375 per month.

                  (e) Vacation and Sick Leave. During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of NBA as in effect as of the Commencement Date or as may be modified by NBA from time to time as may be applicable to officers of NBA of Executive's rank, provided that during the Term of Employment the number of Executive's paid annual vacation days shall not be fewer than 33 per twelve-month period.

                  (f) Country Club. During the Term of Employment, NBA shall pay for Executive's continued membership in such country clubs whose membership fees are paid by the Company or the Bank as of September 30, 1995.

                  (g) Retirement Life Insurance Policy. During the Term of Employment, NBA will honor the New York Life Insurance Company retirement policy which is currently in place with respect to Executive.

                  (h) Life Insurance. During the Term of Employment, NBA will pay the premiums (currently approximately $1,550 annually) with respect to the life insurance policy currently in place with respect to Executive, provided that in lieu of maintaining this policy NBA may make arrangements for such equivalent life insurance benefits with respect to Executive, the cost of which arrangements shall be borne by NBA, as shall be acceptable to Executive.

                  (i) Withholding. All compensation to be paid to Executive hereunder shall be subject to required withholding and other taxes.

                  (j) Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of NBA as are in effect as of the Commencement Date and as may be modified by NBA, under such terms as may be applicable to officers of NBA of Executive's rank.

                  (k) Medical Examinations. NBA shall reimburse Executive for the reasonable cost of one medical examination undergone by Executive in each twelve-month period following the Commencement Date, provided that any such examination shall have occurred during the Term of Employment.

                  (l) Carry-Over of Sick Leave. NBA shall credit Executive with the number of hours of unused and unforfeited sick leave with which Executive was credited by the Bank as of the day before the Commencement Date, provided that such sick leave may be taken only with respect to actual illnesses, injuries, appointments with medical practitioners, or other legitimate medical conditions or occurrences which prevent Executive from reporting to work.

                  4. Place of Employment. The place of employment of Executive, during the Term of Employment, shall be in Yuma County, Arizona, or such other locations as may be agreed upon by NBA and Executive, with such business travel outside Yuma County, Arizona or such other locations as shall be reasonably necessary to the performance of his duties.

                  5.       Confidential Business Information; Non-Competition.
                           ---------------------------------------------------

                  (a) Executive acknowledges that certain business methods, creative techniques, and technical data of NBA and the like are deemed by NBA to be and are in fact confidential business information either of NBA or are entrusted to NBA by third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in NBA's service, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to NBA, and compositions, ideas, plans, and methods belonging to or related to the affairs of NBA. In this regard, NBA asserts proprietary rights in all of its business information except for such information as is clearly in the public domain. Notwithstanding the foregoing, information which would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by NBA, nor shall he use to the detriment of NBA or use in any business or on behalf of any business competitive with or substantially similar to any business of NBA, any confidential business information obtained during the course of his employment by NBA. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of NBA.

                  (b) Executive hereby agrees that during the Term of Employment and, following the termination of Executive's employment pursuant to sections 2(a)(i), (iv), (v) or (vi) hereof, for the additional period from the Termination Date until the fifth anniversary of the Commencement Date, Executive will not (i) engage in the banking business other than on behalf of NBA or any company that is affiliated with NBA, within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than NBA or any company that is affiliated with NBA) engaged in the banking business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the Board of Directors of NBA to engage in any action prohibited under
(i) or (ii) of this section 5(b); provided that the ownership by Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc. (or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended), shall not in itself constitute a violation of Executive's obligations under this section 5(b). As used herein, "Market Area" shall mean Yuma County in the state of Arizona.

                  (c) Executive acknowledges and agrees that irreparable injury will result to NBA in the event of a breach of any of the provisions of this section 5 (the "Designated Provisions") and that NBA will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy NBA may have, NBA shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Yuma County, Arizona or elsewhere, to restrain the violation or breach thereof by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

                  (d) It is the desire and intent of the parties that the provisions of this section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 5 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 5 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to NBA, to the fullest extent permitted by applicable law, the benefits intended by this section 5.

                  6. Life Insurance. In light of the unusual abilities and experience of Executive, NBA in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Executive, in such amount and in such form as NBA may choose. NBA shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of NBA, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which NBA has applied for insurance.

                  7.       Representations and Warranties.
                           -------------------------------

                  (a) Executive represents and warrants to NBA that (i) his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party, and (ii) the retirement arrangement that relates to the subject matter of section 3(g) of this Agreement is fully funded by a fully-paid New York Life Insurance Company life insurance policy.

                  (b) Executive shall indemnify, defend, and hold harmless NBA for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which NBA has incurred or to which NBA may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 7(a) hereof to be true and correct when made.

                  8. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to NBA:

                  National Bank of Arizona
                  3101 North Central Avenue
                  Phoenix, Arizona  85012

                  Attention:        Mr. John J. Gisi
                                    Chairman, President and
                                      Chief Executive Officer

With a required copy to:

                  Brian D. Alprin, Esq.
                  Metzger, Hollis, Gordon & Mortimer
                  1275 K Street, N.W., Suite 1000
                  Washington, D. C.  20005

If to Executive:

                  Mr. John E. Byrd
                  1373 Gateway
                  Yuma, Arizona  85364

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

                  9. Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the consent of the other party.

                  10. Governing Law. This Agreement shall be construed and governed in all respects by the law applicable to contracts made and to be performed in the State of Arizona.

                  11. Entire Agreement. This Agreement constitutes the entire understanding between NBA and Executive relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between Executive and Southern Arizona Bank regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

                  12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

                  (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

                  (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

                  13. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

                  14. Affiliation. A company will be deemed to be "affiliated" with NBA according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  15. Headings. All headings and captions are for convenience only and shall not limit or define the text hereof.

                  IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.



ATTEST:                                     NATIONAL BANK OF ARIZONA



_________________________                   By: ________________________________



WITNESS:



- -------------------------                   ------------------------------------
                                                         John E. Byrd

                                   EXHIBIT IV
                                   ----------



                    OPINION OF O'CONNOR, CAVANAGH, ANDERSON,
                    WESTOVER, KILLINGSWORTH & BESHEARS, P.A.

                                              [_______________], 1996



Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

National Bank of Arizona
3101 North Central Avenue
Phoenix, Arizona  85012

                  Re: Merger of Southern Arizona Bancorp, Inc. With and Into Zions Bancorporation, and of Southern Arizona Bank With and Into National Bank of Arizona, In Exchange for Stock of Zions Bancorporation

Ladies and Gentlemen:

                  We are special counsel to Southern Arizona Bancorp, Inc., an Arizona corporation (the "Company"), and its subsidiary, Southern Arizona Bank, an Arizona banking corporation organized under the laws of the state of Arizona with its head office located at Yuma, County of Yuma, State of Arizona (the "Bank"), in connection with the merger (the "Holding Company Merger") of the Company with and into Zions Bancorporation, a Utah corporation ("Zions Bancorp"), pursuant to the provisions of section 10-071 et seq. of the Arizona General Corporation Law and section 16-10a-1101 et seq. of the Utah Business Corporation Act, and the merger (the "Bank Merger") of the Bank with and into National Bank of Arizona, a national banking association organized under the laws of the United States with its head office located at Tucson, County of Pima, State of Arizona ("NBA"), pursuant to the provisions of section 215a of the National Bank Act (12 U.S.C. ss. 215a), in exchange for which shareholders of the Company will receive shares

Zions Bancorporation
National Bank of Arizona
_______________, 1996
Page 2


of the common stock of Zions Bancorp pursuant to an Agreement and Plan of Reorganization dated January 17, 1996 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Zions Bancorp and the Company (the "Holding Company Merger Agreement"), and the Agreement of Merger by and between NBA and the Bank (the "Bank Merger Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

                  This opinion is provided to you pursuant to Section 4.3 of the Agreement.

                  In our capacity as special counsel, we have participated in the preparation of a Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-laws of the Company and the articles of incorporation and by-laws of the Bank; the minutes of certain meetings of the respective boards of directors of the Company and the Bank, and such other corporate documents and corporate records of the Company and the Bank as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In addition, we have interviewed officers of the Company and the Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of Zions Bancorp and NBA contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

                  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than the Company and the Bank had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than the Company and the Bank, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein

Zions Bancorporation
National Bank of Arizona
_______________, 1996
Page 3


continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

                  On the foregoing basis, and as otherwise described herein, we are of the opinion that:

                  (a)      Organization, Powers and Qualifications.
                           ----------------------------------------

                           (i)  The  Company  is a  corporation  which  is  duly
organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business and to carry on its business as now conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. All outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

                           (ii) The Bank is a national banking association which
is duly organized, validly existing and in good standing under the laws of the United States, and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened. All outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assess-able. All shares of the Bank held of record by the Company are owned directly by the Company free and clear of any adverse claims.

                  (b) Execution and Performance of Agreements. Each of the Company and the Bank has the corporate power and authority to execute, deliver and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

                  (c) Absence of Violations. To the best of our knowledge, neither the Company nor the Bank is in violation of its articles of incorporation or its bylaws, or any law, regulation, ordinance, order or restriction imposed by the United States, any state, municipality, or other political subdivision or agency thereof, or any order of any court or other competent tribunal having jurisdiction over the Company in respect of the conduct of its business or the ownership of its

Zions Bancorporation
National Bank of Arizona
_______________, 1996
Page 4

properties, or over the Bank in respect of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect the business, operations, or condition (financial or otherwise) of the Company or the Bank or its observance or performance of the terms of any of the Agreements to which it is a party.

                  (d) Compliance with Corporate Documents and Agreements. Neither the execution, delivery, or performance by the Company or the Bank of the Agreements to which it is a party nor the consummation of the transactions contemplated therein will violate, conflict with, constitute a breach of or default under the articles of incorporation or by-laws of the Company, or the articles of incorporation or by-laws of the Bank, or any agreement or instrument of which we have knowledge to which the Company or the Bank is a party (or which is binding on them or their assets) or by which the Company or the Bank is bound, and will not result in the creation of any lien on, or security interest in, any of their respective assets.

                  (e) Binding Obligations; Due Authorization. Each of the Agreements to which the Company or the Bank is a party has been duly authorized by all necessary corporate action on the part of the Company or the Bank, as the case may be, has been duly executed and delivered by the Company or the Bank, as the case may be, and constitutes a valid, legal and binding obligation of the Company or the Bank, as the case may be, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws or judicial decisions relating to or affecting creditors' rights and remedies generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of the Company or the Bank are necessary to authorize each of the Agreements to which either is a party or the carrying out of the transactions contemplated hereby.

                  (f) Absence of Default. Except for those consents (including, but not limited to, approvals, licenses, registrations or declarations) that have been obtained, the execution and delivery by each of the Company and the Bank of each of the Agreements to which it is a party and consummation by each of them of the transactions contemplated thereby do not require the approval or consent of any governmental authority or third party. The execution and delivery by each of the Company and the Bank of

Zions Bancorporation
National Bank of Arizona
_______________, 1996
Page 5


each of the Agreements to which it is a party, the consummation by it of the transactions contemplated thereby and the compliance with and fulfillment by it of the terms thereof by each of the Company and the Bank, respectively, will not require any authorization, consent, approval or exemption by any person which has not been obtained or any notice or filing which has not been given or done.

                  (g)      Compliance with Securities Laws.
                           --------------------------------

                           (i) No equity or debt  securities  of the  Company or
the Bank are registered or required to be registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                           (ii) In  connection  with  our  participation  in the
preparation of the Prospectus/Proxy Statement, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or of documents incorporated by reference therein, and we cannot make any representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Prospectus/Proxy Statement. Nothing, however, has come to our attention that would lead us to believe that the Prospectus/Proxy Statement as of its issue date or the date hereof, insofar as it relates to the Company or the Bank, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) and that no event has occurred which should have been set forth in an amendment or supplement to the Prospectus/Proxy Statement which has not been set forth in such amendment or supplement.

                  This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.

                                                     Respectfully submitted,

                                    EXHIBIT V



                  OPINION OF METZGER, HOLLIS, GORDON & MORTIMER

                                              [_______________], 1996



Southern Arizona Bancorp, Inc.
1800 Fourth Avenue
Post Office Box 5148
Yuma, Arizona  85364

Southern Arizona Bank
1800 Fourth Avenue
Post Office Box 5148
Yuma, Arizona  85364

                  Re: Merger of Southern Arizona Bancorp, Inc. With and Into Zions Bancorporation, and of Southern Arizona Bank With and Into National Bank of Arizona, In Exchange for Stock of Zions Bancorporation

Ladies and Gentlemen:

                  We are special counsel to Zions Bancorporation, a Utah corporation ("Zions Bancorp"), and its wholly owned subsidiary (except for directors' qualifying shares), National Bank of Arizona, a national banking association organized under the laws of the United States with its head office located at Tucson, County of Pima, State of Arizona ("NBA"), in connection with the merger (the "Holding Company Merger") of Southern Arizona Bancorp, Inc., an Arizona corporation (the "Company"), with and into Zions Bancorp, pursuant to the provisions of section 10-071 et seq. of the Arizona General Corporation Law and section 16-10a-1101 et seq. of the Utah Business Corporation Act, and the merger (the "Bank Merger") of Southern Arizona Bank, an Arizona banking corporation organized under the laws of the state of Arizona with its head office located

Southern Arizona Bancorp, Inc.
Southern Arizona Bank
_______________, 1996
Page 2



at Yuma, County of Yuma, State of Arizona (the "Bank"), with and into NBA, pursuant to the provisions of section 215a of the National Bank Act (12 U.S.C. ss. 215a) and section 6-212 of the Arizona Revised Statutes, in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp pursuant to an Agreement and Plan of Reorganization dated January 17, 1996 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Zions Bancorp and the Company (the "Holding Company Merger Agreement"), and the Agreement of Merger by and between NBA and the Bank (the "Bank Merger Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

                  This opinion is provided to you pursuant to Section 5.2 of the Agreement.

                  In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Holding Company Merger (the "Registration Statement"). In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-laws of Zions Bancorp and the Articles of Association and by-laws of NBA; the minutes of certain meetings of the respective boards of directors of Zions Bancorp and NBA, and such other corporate documents and corporate records of Zions Bancorp and NBA as we have deemed necessary or appropriate for the purpose of rendering the following opinions. We have also examined a document dated [_______________], 1996 of the Comptroller of the Currency (the "Comptroller") approving the application of NBA and the Bank to merge pursuant to Section 18(c) of the Federal Deposit Insurance Act, as amended, the document dated [_______________], 1996 of the Federal Reserve Bank of San Francisco waiving the requirement to submit an application under the Bank Holding Company Act of 1956, as amended, and documents respectively dated [________- ________], 1996 and [________________], 1996 of
the Commissioner of Financial Institutions of the State of Utah (the "Commissioner") and the Superintendent of Banks of the State of Arizona (the "Superintendent") approving the transactions contemplated by the Agreements. In addition, we have interviewed officers of Zions Bancorp and NBA and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have

Southern Arizona Bancorp, Inc.
Southern Arizona Bank
_______________, 1996
Page 3



examined and relied upon representations of the Company and the Bank contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

                  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions Bancorp and NBA had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than Zions Bancorp and NBA, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

                  Based on the foregoing, and as otherwise described herein, we are of the opinion that:

                  (a)      Organization, Powers and Qualifications.
                           ---------------------------------------

                           (i)  Zions  Bancorp  is a  corporation  which is duly
organized, validly existing and in good standing under the laws of the State of Utah and has all the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

                           (ii) NBA is a national banking  association  which is
duly organized, validly existing, and in good standing under the laws of the United States and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business and to carry on its business as now conducted. The deposit accounts of NBA are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened.

                  (b) Execution and Performance of Agreements. Each of Zions Bancorp and NBA has the corporate power and authority to execute, deliver, and perform each of the Agreements to which it

Southern Arizona Bancorp, Inc.
Southern Arizona Bank
_______________, 1996
Page 4



is a party and to carry out the terms thereof and the transactions contemplated thereby.

                  (c) Compliance with Corporate Documents. Neither the execution, delivery, or performance by Zions Bancorp or NBA of the Agreements to which it is a party nor the consummation of the transactions contemplated therein will violate, conflict with, or constitute a breach of or default under the articles of incorporation or by-laws of Zions Bancorp or the articles of association or by-laws of NBA.

                  (d) Binding Obligations; Due Authorization. Each of the Agreements to which Zions Bancorp and NBA is a party has been duly authorized by all necessary corporate action on the part of each of Zions Bancorp and NBA, has been duly executed and delivered by each of Zions Bancorp and NBA, and constitutes a valid, legal and binding obligation of each of Zions Bancorp and NBA, as appropriate, enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of Zions Bancorp and NBA are necessary to authorize each of the Agreements to which either is a party or the carrying out of the transactions contemplated hereby.

                  (e) Regulatory Approvals. All approvals required to be obtained from the Comptroller, the Board of Governors of the Federal Reserve System, the Commissioner, and the Superintendent to consummate the transactions contemplated by the Agreement and Plan of Reorganization have been obtained. Except for those approvals, the execution and delivery by each of Zions Bancorp and NBA of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any bank regulatory authority.

                  (f) Issuance of Zions Bancorp Common Stock. The shares of the common stock of Zions Bancorp, no par value per share, to be issued by Zions Bancorp pursuant to the Agreement and the Holding Company Merger Agreement, when issued pursuant to and in accordance with the Agreement and the Holding Company Merger Agreement, will

Southern Arizona Bancorp, Inc.
Southern Arizona Bank
_______________, 1996
Page 5



be, when issued in exchange for the assets of the Company, duly authorized and legally issued, fully paid, and non-assessable.

                  (g)      Compliance with Securities Laws.
                           --------------------------------

                           (i) The  Registration  Statement has become effective
under the Securities Act of 1933 (the "Act") and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act with respect to the Registration Statement.

                           (ii) In  connection  with  our  participation  in the
preparation of the Registration Statement, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or of documents incorporated by reference therein, and we cannot make any representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Registration Statement. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement as of the effective date or the date hereof, insofar as it relates to Zions Bancorp or NBA, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement and which has not been set forth in such amendment or supplement.

                  This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.


                                   Very truly yours,

                                   METZGER, HOLLIS, GORDON & MORTIMER



                                   By:_______________________________
                                            Brian D. Alprin

                                   EXHIBIT VI

       Average      Number   Product of ACP            Sum of Third
       Closing    of Shares  and Number of     Cash     and Fourth
    Price ("ACP")  Issued    Shares Issued  Component    Columns
    -------------  ------   -------------  ---------     -------

       $49.00      429,322    $21,036,780   $4,293,220  $25,330,000
        50.00      429,322     21,466,102    3,863,898   25,330,000
        51.00      429,322     21,895,424    3,434,576   25,330,000
        52.00      429,322     22,324,746    3,005,254   25,330,000
        53.00      429,322     22,754,068    2,575,932   25,330,000

        54.00      429,322     23,183,390    2,146,610   25,330,000
        55.00      429,322     23,612,712    1,717,288   25,330,000
        56.00      429,322     24,042,034    1,287,966   25,330,000
        57.00      429,322     24,471,356      858,644   25,330,000
        58.00      429,322     24,900,678      429,322   25,330,000

        59.00      429,322     25,330,000            0   25,330,000
        60.00      422,167     25,330,000            0   25,330,000
        61.00      415,246     25,330,000            0   25,330,000
        62.00      408,548     25,330,000            0   25,330,000
        63.00      402,063     25,330,000            0   25,330,000

        64.00      395,781     25,330,000            0   25,330,000
        65.00      389,692     25,330,000            0   25,330,000
        66.00      383,788     25,330,000            0   25,330,000
        67.00      378,060     25,330,000            0   25,330,000
        68.00      372,500     25,330,000            0   25,330,000

        69.00      367,101     25,330,000            0   25,330,000
        70.00      361,857     25,330,000            0   25,330,000
        71.00      356,761     25,330,000            0   25,330,000
        72.00      351,806     25,330,000            0   25,330,000
        73.00      351,806     25,681,806            0   25,681,806

        74.00      351,806     26,033,611            0   26,033,611
        75.00      351,806     26,385,417            0   26,385,417
        76.00      351,806     26,737,222            0   26,737,222
        77.00      351,806     27,089,028            0   27,089,028
        78.00      351,806     27,440,833            0   27,440,833

        79.00      351,806     27,792,639            0   27,792,639
        80.00      351,806     28,144,444            0   28,144,444
        81.00      351,806     28,496,250            0   28,496,250


Note. -- This exhibit assumes that the Benchmark Price, as defined in the Agreement and Plan of Reorganization, will equal $25,330,000.



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